UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Hercules Offshore, Inc.

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HERCULES OFFSHORE, INC.
9 Greenway Plaza, Suite 2200
Houston, Texas 77046

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 23, 2008

To the Stockholders
of Hercules Offshore, Inc.:

The annual meeting of stockholders of Hercules Offshore, Inc. will be held on April 23, 2008, at 10:00 a.m., local time, at the InterContinental Hotel, 2222 West Loop South, Houston, Texas for the following purposes:

1. To elect two directors to the class of directors whose term will expire at the 2011 Annual Meeting of Stockholders;

2. To approve our Employee Stock Purchase Plan;

3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008;

4. To approve the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies in favor of any of the foregoing proposals; and

5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Attached to this notice is a proxy statement setting forth information with respect to the above items and certain other information.

The board of directors has fixed the close of business on March 3, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. For a period of 10 days prior to the meeting, a complete list of such stockholders will be available at our executive offices for inspection by stockholders during normal business hours for proper purposes.

Your vote is important. All stockholders are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by completing, signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided. If a stockholder who has submitted a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors

James W. Noe
Senior Vice President, General Counsel,
Chief Compliance Officer and Secretary

Houston, Texas
March 14, 2008

HERCULES OFFSHORE, INC.
9 Greenway Plaza, Suite 2200
Houston, Texas 77046

PROXY STATEMENT
For 2008 Annual Meeting of Stockholders
To Be Held on April 23, 2008

GENERAL

This proxy statement is furnished to stockholders of Hercules Offshore, Inc. in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders to be held on April 23, 2008, or at any adjournment or postponement thereof, at the time and place and for the purposes specified in the accompanying notice of annual meeting. The approximate date of mailing of this proxy statement and the accompanying proxy, together with our 2007 annual report, is March 18, 2008.

Proxies and Voting Instructions

If you hold shares of our common stock in your name, you can submit your proxy by completing, signing and dating your proxy card and mailing it in the postage-paid envelope provided. Proxy cards must be received by us before voting begins at the annual meeting.

If you hold shares of our common stock through someone else, such as a bank, broker or other nominee, you may obtain material from them asking you how you want to vote your shares. Please follow the directions provided by the nominee to indicate how you want to vote.

You may revoke your proxy at any time prior to its exercise by:

•	giving written notice of the revocation to our corporate secretary;

•	appearing and voting in person at the annual meeting; or

•	delivering a later-dated proxy card to our corporate secretary.

Your attendance at the annual meeting in person without voting will not automatically revoke your proxy. If you hold shares through someone else, such as a bank, broker or other nominee, and you desire to revoke your proxy, you should follow the instructions provided by your nominee.

Voting Procedures and Tabulation

We will appoint one or more inspectors of election to act at the annual meeting and to make a written report thereof. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the annual meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspectors as to the validity of proxies will be final and binding.

All properly executed written proxies delivered pursuant to this solicitation, and not later revoked, will be voted at the annual meeting in accordance with the instructions given in the proxy. Stockholders should vote their shares on the enclosed proxy card. If no choice is indicated, proxies that are signed and returned will be voted “FOR” the election of all director nominees, “FOR” approval of our Employee Stock Purchase Plan, “FOR” approval of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008 and “FOR” approval of the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies in favor of any of the foregoing proposals. All shares of our common stock represented by properly executed and unrevoked proxies will be voted if such proxies are received in time for the meeting.

The two nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors. Cumulative voting is not permitted in the election of directors. The approval of our Employee Stock Purchase Plan, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008 and the adjournment proposal are subject to the approval of a majority of the shares of common stock voting on the matter.

Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal) are counted as present in determining whether the quorum requirement for the annual meeting is satisfied. For purposes of determining the outcome of any matter to be voted upon as to which the holder has abstained or as to which the broker has physically indicated on the proxy that the broker does not have discretionary authority to vote, these shares will be treated as not voting with respect to that matter.

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will have no effect on the outcome of the election of directors.

With regard to the proposals to approve our Employee Stock Purchase Plan, to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for 2008 and to approve the adjournment proposal, abstentions and broker non-votes will not affect the outcome of the voting on the proposals.

VOTING SECURITIES

Our only outstanding voting securities are shares of our common stock. Only holders of record of common stock at the close of business on March 3, 2008, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date for the annual meeting, there were 89,475,008 shares outstanding and entitled to be voted at the annual meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share is entitled to one vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDERS MEETING TO BE HELD ON APRIL 23, 2008

This proxy statement and our 2007 annual report to shareholders are available at http://www.proxydocs.com/hero.

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

Our certificate of incorporation provides for three classes of directors serving staggered three-year terms. There are two Class III directors whose terms expire at the 2008 annual meeting: F. Gardner Parker and John T. Reynolds. The nominating and governance committee of our board of directors has approved, and our board has unanimously nominated, Mr. Parker and Mr. Reynolds for reelection as directors of Hercules Offshore to serve until the 2011 annual meeting of stockholders or until his successor is elected and qualified. If any of the nominees becomes unavailable for any reason, which is not anticipated, the board of directors in its discretion may designate a substitute nominee. If you have filled out the accompanying proxy card in favor of the unavailable nominee, your vote will be cast for the substitute nominee designated by the board of directors.

The directors nominated for election this year will be elected by a plurality of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote. In other words, the two nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors. All duly submitted and unrevoked proxies will be voted for the nominees selected by our board, except where authorization to do so has been withheld.

Board Recommendation

Our board recommends that stockholders vote FOR the election of its nominees for director.

Board of Directors

Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 2008 annual meeting, is presented below.

Nominees for Election as Class III Directors

F. Gardner Parker, age 66, director since 2005	From 1970 until 1984, Mr. Parker worked at Ernst & Ernst (now Ernst & Young LLP), an accounting firm, and was a partner at that firm from 1978 until 1984. Mr. Parker has been Managing Outside Trust Manager with Camden Property Trust, a real estate investment trust, since 1998. He serves as a director of Carrizo Oil and Gas, Inc., Pinnacle Gas Resources, Inc. and Sharps Compliance Corp.
John T. Reynolds, age 37, director since 2004	Mr. Reynolds has served as Chairman of our Board of Directors since November 2005 and was Chairman of the Board of Managers of our private predecessor company from August 2004 to November 2005. Mr. Reynolds is co-founder and a managing director of Lime Rock Management LP, an energy-focused private equity firm. Prior to co-founding Lime Rock Management in 1998, Mr. Reynolds was a Vice President at Goldman Sachs & Co., an investment banking firm. He was a senior analyst for oil services in the investment research department at Goldman Sachs, where he worked from 1992 to 1998.

Directors Not Standing for Election

Class I Directors (Term Expiring in 2009)

Thomas N. Amonett, age 64, director since 2007	Mr. Amonett served as a director of TODCO from May 2004 until TODCO’s acquisition by Hercules Offshore in July 2007. He was appointed lead independent director of TODCO in October 2004 and was appointed Chairman of TODCO in February 2005. He has been President and Chief Executive Officer of Champion Technologies, Inc., a manufacturer and distributor of specialty chemicals and related services, since 1999. From November 1998 to June 1999, he was President, Chief Executive Officer and a director of American Residential Services, Inc., a company providing equipment and services relating to residential heating, ventilating, air-conditioning, plumbing, electrical and indoor air quality systems and appliances. From July 1996 until June 1997, Mr. Amonett was Interim President and Chief Executive Officer of Weatherford Enterra, Inc., an oilfield services and manufacturing company. Mr. Amonett also serves as a director and member of the audit committee of Orion Marine Group, Inc., a marine contractor, and a director and member of the executive compensation committee and the audit committee of Bristow Group Inc., a global provider of helicopter services.
Randall D. Stilley, age 54, director since 2004	Mr. Stilley has served as our Chief Executive Officer and President since October 2004. Prior to joining Hercules Offshore, Mr. Stilley was Chief Executive Officer of Seitel, Inc., an oilfield services company, from January 2004 to October 2004. From 2000 until he joined Seitel, Mr. Stilley was an independent business consultant and managed private investments. From 1997 until 2000, Mr. Stilley was President of the Oilfield Services Division at Weatherford International, Inc., an oilfield services company. Prior to joining Weatherford in 1997, Mr. Stilley served in a variety of positions at Halliburton Company, an oilfield services company. He is a registered professional engineer in the state of Texas and a member of the Society of Petroleum Engineers.

Steven A. Webster, age 56, director since 2005	Mr. Webster has been President and Co-Managing Partner of Avista Capital Partners LP, a partnership which he co-founded that focuses on private equity investments in energy, media, healthcare and other industries, since June 2005. From 2000 to June 2005, he served as Chairman of Global Energy Partners, an affiliate of Credit Suisse’s private equity business. From 1998 to 1999, he served as President and Chief Executive Officer of R&B Falcon Corporation, a marine contract drilling company. From 1988 to 1997, Mr. Webster was Chairman and Chief Executive Officer of Falcon Drilling Company Inc., a company he founded. Mr. Webster has been a financial intermediary since 1979 and an active investor since 1984 in the energy sector. He serves as Chairman of Carrizo Oil & Gas Inc., Basic Energy Services, Inc., Solitario Resources Corporation and Pinnacle Gas Resources, Inc. He is also a trust manager of Camden Property Trust and a director of Geokinetics Inc., Grey Wolf, Inc., SEACOR Holdings Inc. and Encore Bancshares, Inc.

Class II Directors (Term Expiring in 2010)

Suzanne V. Baer, age 60, director since 2007	Ms. Baer served as a director of TODCO from May 2005 until TODCO’s acquisition by Hercules Offshore in July 2007. Ms. Baer served as Executive Vice President and Chief Financial Officer of Energy Partners Ltd., an independent oil and natural gas exploration and production company focused on the shallow-to-moderate depth waters of the Gulf of Mexico, from April 2000 until her retirement in April 2005. From July 1998 until March 2000, Ms. Baer was Vice President and Treasurer of Burlington Resources Inc., an independent oil and natural gas exploration and production company, and, from October 1997 to July 1998, was Vice President and Assistant Treasurer of Burlington Resources. Ms. Baer also serves as a director and member of the audit committee of Lufkin Industries, Inc.
Thomas R. Bates, Jr., age 58, director since 2004	Mr. Bates has been a managing director at Lime Rock Management LP, an energy-focused private equity firm, since October 2001. From February 2000 through September 2001, Mr. Bates was a business consultant. From June 1998 through January 2000, Mr. Bates was President of the Discovery Group of Baker Hughes Incorporated, an oilfield services company. From June 1997 to May 1998, he was President and Chief Executive Officer of Weatherford/Enterra, Inc., an oilfield services company. From March 1992 to May 1997, Mr. Bates was President of Anadrill at Schlumberger Limited, an oilfield services company. Mr. Bates was Vice President of Sedco Forex at Schlumberger from February 1986 to March 1992. Mr. Bates serves on the board of directors of NATCO Group Inc. and T3 Energy Services, Inc.
Thomas M Hamilton, age 64, director since 2007	Mr. Hamilton served as a director of TODCO from May 2004 until TODCO’s acquisition by Hercules Offshore in July 2007. He served as the Chairman, President and Chief Executive Officer of EEX Corporation from January 1997 until his retirement in November 2002. From 1992 to 1997, Mr. Hamilton served as Executive Vice President of Pennzoil Company and as President of Pennzoil Exploration and Production Company. Mr. Hamilton was a director of BP Exploration, where he served as Chief Executive Officer of the Frontier and International Operating Company of BP Exploration from 1989 to 1991 and as the General Manager for East Asia/Australia/Latin America from 1988 to 1989. From 1985 to 1988, he held the position of Senior Vice President of Exploration at Standard Oil Company, prior to its being merged into BP. Mr. Hamilton is also a director and member of the audit committee of FMC Technologies Inc. and is a member of the board of directors of Methanex Corporation.

Thomas J. Madonna, age 61, director since 2005	Mr. Madonna has been Chief Financial Officer of Menil Foundation, Inc., a major art museum, since July 2007. From November 2002 until July 2007, he served as the Manager of Finance of Menil Foundation, Inc. From 1969 until December 2001, Mr. Madonna worked at PricewaterhouseCoopers LLP in a number of roles, including as Assurance Partner from 1982 until his retirement in 2001.
Thierry Pilenko, age 50, director since 2006	Mr. Pilenko has been Chairman and Chief Executive Officer of Technip, a provider of engineering, technologies and construction services for the oil, gas and petrochemical industries, since April 2007. From March 2004 to January 2007, Mr. Pilenko was Chairman and Chief Executive Officer of Veritas DGC Inc. From 2001 to March 2004, Mr. Pilenko served as managing director of SchlumbergerSema, a Schlumberger Ltd. company located in Paris. From 1998 to 2001, he was president of Geoquest, another Schlumberger Ltd. company located in Houston, Texas. Mr. Pilenko was employed by Schlumberger Ltd. and its affiliated companies in various parts of the world, beginning in 1984, in a variety of progressively more responsible operating positions.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Independence

It is the policy of our board of directors that a substantial majority of the members of our board qualify as “independent directors” in accordance with the qualification requirements of the NASDAQ Global Market. It is also the policy of the board that all of the members of our audit committee, compensation committee, and nominating and governance committee qualify as “independent directors” in accordance with the qualification requirements of the NASDAQ Global Market, and that all of the members of the audit committee satisfy the criteria for independence under applicable provisions of the Securities Exchange Act of 1934 and SEC rules, in each case within the applicable phase-in provisions thereof. Our board has determined that all of the directors and nominees for director, except Mr. Stilley, who is employed by Hercules Offshore, satisfy the independence standards of the NASDAQ Global Market. Our board also has determined that each member of the audit committee qualifies as “independent” under Rule 10A-3 under the Securities Exchange Act of 1934.

Board Committees and Meetings

We have a standing audit committee, compensation committee, and nominating and governance committee of the board of directors, as well as a special governance committee that will cease to exist on the third anniversary of our acquisition of TODCO. Each of these committees operates under a written charter that has been adopted by the respective committee and by our board. The charters are published under the “Corporate Governance” section of our website at www.herculesoffshore.com. The charter of our audit committee is attached to this proxy statement as Annex A.

The current members of the committees, the number of meetings held by each committee in 2007 and a description of the functions performed by each committee are set forth below:

Audit Committee (10 meetings).  The current members of the audit committee are Suzanne V. Baer, Thomas J. Madonna, F. Gardner Parker (chair) and John T. Reynolds. The committee’s purpose is to assist the board of directors in overseeing our accounting and financial reporting processes, the audits of our financial statements and our internal control over financial reporting. In addition, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The board of directors has determined that Mr. Parker qualifies as an “audit committee financial expert,” as such term is defined in the rules of the SEC. The board of directors also has determined that each member of the audit committee qualifies as “independent” under Rule 10A-3 under the Securities Exchange Act of 1934.

Compensation Committee (8 meetings, 5 of which were held as the Nominating, Governance and Compensation Committee prior to the TODCO acquisition, and the other 3 of which were held as the Compensation Committee after the TODCO acquisition). The current members of the compensation committee are Thomas R. Bates, Jr., Thomas M Hamilton (chair), F. Gardner Parker and Thierry Pilenko. The purposes of the committee are, among other things, to discharge the responsibilities of the board relating to the compensation of our Chief Executive Officer and other executive officers, to administer our equity-based compensation plans and to review and approve our objectives and elements of executive compensation.

The compensation committee annually reviews the performance of our Chief Executive Officer and makes compensation decisions for the Chief Executive Officer based on that review. The Chief Executive Officer annually reviews the performance of each of the other executive officers and, based on this review, makes recommendations to the committee with respect to their compensation. The recommendations, including with respect to salary adjustments, bonus percentages, equity awards and perquisites, are presented to the committee by our Chief Executive Officer and our Vice President — Human Resources. The committee can exercise its discretion in modifying any recommended adjustments to salary, bonus percentages, perquisites or equity awards to the executive officers. The committee approves the elements of compensation relevant to Chief Executive Officer and executive officer compensation based on, among other information, established corporate goals and objectives, company performance targets, personal performance objectives, and the compensation paid by the company’s competitors.

In addition, the responsibilities of the compensation committee include, among other things:

•	to consider and take action on the adoption of and changes to our incentive compensation plans, equity-based compensation plans and other benefit plans;

•	to administer our compensation plans that it is assigned responsibility to administer;

•	to review the compensation and benefits of nonemployee directors and to approve, or make recommendations to the board of directors with respect to, any changes in such compensation and benefits;

•	to review and approve any equity-based plans and awards that are not subject to stockholder approval;

•	to approve employment, severance, change-of-control and retention agreements, and amendments for executive officers;

•	to make recommendations to the board of directors regarding the adoption or modification of any stock ownership guidelines applicable to executive officers and directors; and

•	to administer and provide oversight of our policy regarding the timing and pricing of equity-based compensation awards.

Nominating and Governance Committee (7 meetings, 5 of which were held as the Nominating, Governance and Compensation Committee prior to the TODCO acquisition, and the other 2 of which were held as the Nominating and Governance Committee after the TODCO acquisition). The current members of the nominating and governance committee are Thomas N. Amonett, Thomas R. Bates, Jr., Thomas J. Madonna (chair) and Steven A. Webster. The purposes of the committee are, among other things, to identify and recommend individuals qualified to become board members consistent with criteria approved by the board and by the special governance committee, to assist the board in determining the composition of the board and its committees, to develop, implement and review our corporate governance guidelines, practices and procedures and to oversee a process to assess board and committee effectiveness. Until the third anniversary of the effective time of the TODCO acquisition, the nominating and governance committee will adopt and implement the director nominations and proposals and other actions taken by the special governance committee in accordance with its charter.

In assessing the qualifications of prospective nominees to the board of directors, the nominating and governance committee considers any factors it deems relevant, including each nominee’s general understanding of marketing, finance, or other elements relevant to the success of a publicly traded company in the current business environment, understanding of our business on an operational level, integrity, education and professional background, and willingness to devote time to the board of directors’ duties. In addition, the committee evaluates each individual in the context of the board of directors as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in these various areas.

The nominating and governance committee will consider director candidates recommended by stockholders. If a stockholder wishes to recommend a director for nomination by the committee, the stockholder should submit the recommendation in writing to the Chair, Nominating and Governance Committee, in care of the Secretary, Hercules Offshore, Inc., 9 Greenway Plaza, Suite 2200, Houston, Texas 77046. In accordance with our Policy Regarding Director Nominations by Stockholders, which can be found under the “Corporate Governance” section of our website at www.herculesoffshore.com, the recommendation should contain the following information:

•	the name, age, business address and residence address of the nominee and the name and address of the stockholder making the nomination;

•	the principal occupation or employment of the nominee;

•	the number of shares of each class or series of our common stock beneficially owned by the nominee and the stockholder and the period for which those shares have been owned;

•	the written consent of the nominee to have such nominee’s name placed in nomination at the meeting and to serve if elected; and

•	any other information the stockholder may deem relevant to the committee’s evaluation.

Candidates recommended by stockholders are evaluated on the same basis as candidates recommended by the board of directors, executive officers, third-party search firms or other sources.

Special Governance Committee (no meetings).  The current members of the special governance committee are Thomas N. Amonett, Thomas R. Bates, Jr., Thomas J. Madonna (chair) and Steven A. Webster. The merger agreement under which we acquired TODCO contains provisions intended to maintain, for a period of three years following the effective time of the merger, a ratio on our board of directors of seven directors nominated by Hercules Offshore and three directors nominated by TODCO. Our bylaws and the charter of the special governance committee include provisions related to the composition of our board, including that ratio. The purpose of the committee is to nominate individuals to fill any vacancies on the board created by the cessation of service of any director of Hercules Offshore or TODCO, as the case may be, who was designated to be a director of our company as of the effective time of the merger and any other director who takes office thereafter who is nominated, or proposed to the committee for election or appointment, to the board by recommendation of a majority of Hercules Offshore directors or legacy TODCO directors, as the case may be.

In 2007, our board of directors held 12 meetings. Each director attended at least 75% of the total number of meetings of the board of directors and of the committees of the board on which he served, in each case held during the period for which he was a director. Directors are expected to attend meetings of the board of directors and meetings of committees on which they serve and to spend as much time and meet as frequently as necessary to properly discharge their responsibilities. In addition, directors are expected to attend annual meetings of our stockholders. All of our directors who were serving as directors at our 2007 annual meeting of stockholders attended that meeting.

Compensation Committee Interlocks and Insider Participation.  None of our executive officers have served as a member of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of our board of directors.

Corporate Governance

Corporate Governance Guidelines.  The board of directors has established Corporate Governance Guidelines to assist the board in the exercise of its responsibilities under applicable law. The guidelines provide a framework for governance of our company and the board, covering such matters as determining director independence; director orientation and continuing education; director responsibilities; director access to officers, management and advisors; annual evaluations of the board; and other corporate governance practices and principles. The guidelines are available on our website at www.herculesoffshore.com under the “Corporate Governance” section. In addition, the guidelines, as well as the charters of the audit committee, the compensation committee, the nominating and governance committee and the special governance committee and our Code of Business Conduct and Ethics, are available in print to any investor requesting a copy. Requests should be directed to our Investor Relations Department.

Code of Business Conduct and Ethics.  All of our directors and employees must act ethically at all times and in accordance with the policies comprising our Code of Business Conduct and Ethics. The code is a reaffirmation that we expect all directors and employees to uphold our standards of honesty, integrity, ethical behavior and compliance with the law, and to avoid actual or apparent conflicts of interest between their personal and professional affairs. Directors and employees are obligated to promptly report any good faith concerns or problems or any actual or suspected violations of the code. The code sets forth the procedures for the confidential and anonymous reporting of a violation of the code. We prohibit any form of retaliation against any employee for reporting, in good faith, suspected violations of the code. The code also sets forth procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The code is available on our website at www.herculesoffshore.com as described above.

Executive Sessions.  The independent directors meet regularly in executive session without management participation after each regular non-telephonic board meeting. Currently, the director who presides at these meetings is the Chairman of the Board. If the Chairman ceases to be independent, then the presiding director will be chosen by a vote of the independent directors.

Communication with the Independent Directors.  Stockholders and other interested parties may make their concerns known confidentially to the independent directors by submitting a communication in an envelope marked “Confidential” addressed to the “Board of Directors,” a specifically named independent director or the “Independent Directors” as a group, in care of our Corporate Secretary. All such communications will be conveyed, as applicable, to the full board of directors, the specified independent director or the independent directors as a group.

EXECUTIVE OFFICERS

We have presented below information about our executive officers as of March 3, 2008. Officers are appointed annually by the board of directors and serve until their successors are chosen or until their resignation or removal.

Name	Age	Position

Randall D. Stilley	54	Chief Executive Officer and President(1)
John T. Rynd	51	Executive Vice President and Chief Operating Officer
Lisa W. Rodriguez	47	Senior Vice President and Chief Financial Officer
James W. Noe	35	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Randal R. Reed	52	President, Hercules Liftboat Company, LLC
Terrell L. Carr	53	Vice President, Worldwide Operations
Don P. Rodney	60	President of Hercules International Holdings, Ltd. and President of Hercules Oilfield Services Ltd.
Todd Pellegrin	42	Managing Director, West Africa

(1)	For biographical information on Mr. Stilley, see “Election of Directors — Board of Directors” on page 3.

John T. Rynd became Executive Vice President and Chief Operating Officer in July 2007. From October 2005 to July 2007, he was Senior Vice President of Hercules Offshore and President of Hercules Drilling Company, LLC. Prior to joining Hercules Offshore, Mr. Rynd worked at Noble Drilling Services Inc., a wholly owned subsidiary of

Noble Corporation, a contract drilling company, as Vice President — Investor Relations from October 2000 to September 2005 and as Vice President — Marketing and Contracts from September 1994 to September 2000. From June 1990 to September 1994, Mr. Rynd worked for Chiles Offshore Corporation, a contract drilling company, including as Vice President — Marketing.

Lisa W. Rodriguez served as chief financial officer on an interim basis from January 2007 to March 2007. Ms. Rodriguez became Senior Vice President and Chief Financial Officer in March 2007. Ms. Rodriguez also serves as Hercules Offshore’s principal accounting officer. Prior to joining Hercules Offshore, Ms. Rodriguez was Senior Vice President and Chief Financial Officer of Weatherford International Ltd. from June 2002 to November 2006. Ms. Rodriguez joined Weatherford in 1996 and served in several positions, including Vice President — Accounting and Finance from February 2001 to June 2002, Vice President — Accounting from June 2000 to February 2001 and Controller from 1999 to February 2001.

James W. Noe has served as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary since April 2007. From October 2005 to April 2007, Mr. Noe served as Vice President, General Counsel and Secretary of Hercules Offshore. From July 2002 to October 2005, Mr. Noe was Corporate Counsel for BJ Services Company, a worldwide oilfield services company. He was in private legal practice from October 1997 to July 2002. On several occasions during 2000 and 2001 while still in private practice, Mr. Noe served as counsel for Single Buoy Mooring, a company that designs, owns and operates floating production systems.

Randal R. Reed has served as President of our subsidiary, Hercules Liftboat Company, LLC, since October 2004. From 1995 to October 2004, Mr. Reed was manager of the fleet of liftboats, diveboats and crewboats of Global Industries, Ltd., an oilfield services company.

Terrell L. Carr joined Hercules Drilling Company, LLC as Vice President of Operations in January 2007. He is now Hercules Offshore’s Vice President of Worldwide Operations and is responsible for Hercules Offshore’s day to day drilling operations. From 2006 to January 2007, Mr. Carr served as Manager, Operations for the Asia Pacific Region of ENSCO International Incorporated and from 2001-2006, he served as a Rig Manager and Country Manager in various international locations for Ensco International Incorporated. Prior to joining ENSCO, from 1982 to 2001, Mr. Carr was employed by Reading & Bates Corporation (later R&B Falcon Corporation) in various key international operations and marketing roles.

Don P. Rodney has served as President of Hercules International Holdings Ltd. since December 2005 and President of Hercules Oilfield Services Ltd. since September 2006. From July 2004 to December 2005, Mr. Rodney served as Vice President, Finance of Hercules Drilling Company, LLC. From October 2003 to June 2004, Mr. Rodney was Chief Financial Officer of Hercules Offshore Corporation, which is not related to our company. Mr. Rodney was retired from July 2003 to October 2003. From November 2002 to July 2003, he was Treasurer of TODCO, a contract drilling company. Mr. Rodney was Controller, Inland Water Division of Transocean from February 2001 until October 2002. From November 1992 until January 2001, Mr. Rodney served as Vice President, Finance for R&B Falcon Drilling USA, Inc., a marine contract drilling company, and its predecessors. From 1976 to November 1992, Mr. Rodney worked for Atlantic Pacific Marine Corp., a marine contract drilling company, in a number of positions, including as Controller from 1983 until November 1992.

Todd Pellegrin was named Managing Director for the West Africa Region in July 2007. Prior to this appointment, Mr. Pellegrin held the position of Managing Director of Hercules Offshore Nigeria from March 2006 to July 2007. Mr. Pellegrin was the Managing Director of Danos & Curole Nigeria, Ltd. from January 2004 to February 2006. From August 1998 to December 2003, he served in several capacities for Danos & Curole, including International Business Development Representative. From February 1997 to July 1998, he was the Chief Executive Officer of South Central Planning & Development Commission in Louisiana.

SECURITY OWNERSHIP

The following table sets forth information as of March 3, 2008 with respect to the beneficial ownership of our common stock by (1) each stockholder who we know to be a beneficial owner of more than 5% of our common stock, (2) our directors and director nominees and the persons named in the “Summary Compensation Table” below, and (3) all current executive officers and directors as a group. To our knowledge, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the table have sole investment and voting power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Number of Shares(2)	Percent of Class

Bank of America Corporation(3)	6,196,860	6.9%
Paulson & Co. Inc.(4)	7,531,000	8.4%
Snow Capital Management, L.P.(5)	5,323,150	6.0%
John T. Reynolds(6)	1,600,127	1.8%
Randall D. Stilley	1,145,333	1.3%
John T. Rynd	207,686	*
Lisa W. Rodriguez	56,666	*
James W. Noe	48,833	*
Randal R. Reed	147,050	*
Thomas N. Amonett	18,926	*
Suzanne V. Baer	10,771	*
Thomas R. Bates, Jr.(6)	1,600,127	1.8%
Thomas M Hamilton	16,734	*
Thomas J. Madonna	10,700	*
F. Gardner Parker	11,200	*
Thierry Pilenko	3,866	*
Steven A. Webster(7)	1,126,093	1.3%
Steven A. Manz(8)	195,530	*
All current executive officers and directors as a group (17 persons)	4,550,761	5.1%

*	Less than 1% of issued and outstanding shares of our common stock.

(1)	The address of each director and executive officer is 9 Greenway Plaza, Suite 2200, Houston, Texas 77046.

(2)	The number of shares beneficially owned by the directors and executive officers includes shares that may be acquired within 60 days of March 3, 2008 by exercise of stock options as follows: Mr. Stilley — 843,333; Mr. Rynd — 69,000; Ms. Rodriguez — 16,666; Mr. Noe — 26,833; Mr. Reed — 141,250; Mr. Amonett — 7,308; Mr. Hamilton — 7,308; Mr. Manz — 156,400; and all current executive officers and directors as a group — 1,181,698.

(3)	Based on a Schedule 13G dated February 5, 2008 filed with the SEC by Bank of America Corporation, NB Holdings Corporation, Bank of America, NA, United States Trust Company, NA, Banc of America Securities Holdings Corporation, Banc of America Securities LLC, Columbia Management Group, LLC, Columbia Management Advisors, LLC, and Banc of America Investment Advisors, Inc. Bank of America Corporation and NB Holdings Corporation reported shared voting power with respect to 5,876,449 shares of common stock beneficially owned and shared dispositive power with respect to 6,196,860 shares of common stock beneficially owned. The other entities reported shared and sole voting and shared dispositive power as to some or all of the shares beneficially owned. The address of each entity is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, North Carolina 28255.

(4)	Based on a Schedule 13G dated February 14, 2008 filed with the SEC by Paulson & Co. Inc. Paulson & Co. Inc. reported sole voting and dispositive power with respect to all of these shares. The address for this entity is 590

Madison Avenue, New York, New York 10022. Paulson & Co. Inc. disclaims beneficial ownership of the shares described above.

(5)	Based on a Schedule 13G dated January 15, 2008 filed with the SEC by Snow Capital Management, L.P. Snow Capital Management L.P. and its general partner, Snow Capital Management, Inc., reported sole voting power with respect to 5,282,772 shares of common stock beneficially owned and sole dispositive power with respect to 5,323,150 shares of common stock beneficially owned. The address of each of these entities is 2100 Georgetowne Drive, Suite 400, Sewickley, Pennsylvania 15143.

(6)	Includes 1,595,127 shares held by LR Holdings, LP. LR2 GP, L.P., the general partner of LR Hercules Holdings, LP, as well as LR2 GP, LLC, which controls the general partner, may be deemed to beneficially own the shares held by LR Hercules Holdings, LP. Hercules has been informed by LR Hercules Holdings, LP that all decisions regarding investments by LR Hercules Holdings, LP are made by an investment committee whose composition may change. No individual has authority to make any such decisions without the approval of the investment committee. The current members of the investment committee are Thomas R. Bates, Jr., John G. Clarkson, Jonathan C. Farber, Mark A. McCall, John T. Reynolds and Lawrence Ross, each of whom disclaims beneficial ownership in the shares held by LR Hercules Holdings, LP. The address of LR Hercules Holdings, LP is c/o Lime Rock Management LP, 518 Riverside Avenue, Westport, Connecticut 06880.

(7)	Mr. Webster directly owns 533,059 shares of our common stock and is the beneficial owner of 588,767 shares of our common stock through Kestrel Capital, LP, over which Mr. Webster shares voting and investment power, and 4,267 shares of our common stock as Trustee of the Steven A. Webster Defined Benefit Pension Plan.

(8)	Mr. Manz, our former Senior Vice President — Planning and Corporate Development, resigned from our company effective as of September 20, 2007. The information included in the table for Mr. Manz is based on his Section 16 reports.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and beneficial owners of more than ten percent (10%) of any class of equity securities to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish us with copies of Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to us during the year ended December 31, 2007 and written representations from our officers and directors, all Section 16(a) reports applicable to our officers and directors and any beneficial owners of ten percent (10%) or more of a class of equity securities were filed on a timely basis, except one Form 4 that reported a grant of restricted stock for each of Messrs. Madonna and Parker; one Form 4 that reported a grant of restricted stock and options for each of Randall D. Stilley, John T. Rynd, James W. Noe, James C. Bryan, Steven A. Manz and Randal R. Reed; one Form 4 that reported a grant of options for Don P. Rodney; and one Form 4 that reported a grant of restricted stock for each of our nonemployee directors Thomas N. Amonett, Suzanne V. Baer, Thomas R. Bates, Jr., Thomas J. Madonna, Thierry Pilenko, F. Gardner Parker, John T. Reynolds, Thomas M Hamilton and Steven A. Webster. The Forms 4 with respect to the nonemployee director restricted stock grants were filed promptly following the closing of the acquisition of TODCO and upon the final determination of the equity portions of the merger consideration in accordance with the exchange ratio included in the merger agreement. In addition, a Form 5 was filed for Mr. Webster in 2008 to report a transaction that should have been reported in July 2007, and an amended Form 4 was filed for Mr. Hamilton in 2008 to correct the reporting of a transaction in July 2007.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee of the board of directors has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The committee seeks to provide total compensation paid to our executive officers that is fair, reasonable and competitive and that rewards our executive officers for furthering our strategic objectives of being a leading shallow water services provider and expanding our international presence. Generally, the types of compensation and benefits we provide to our executive officers are similar to those provided to executive officers of our peer companies, which are identified later in this compensation discussion and analysis.

In this compensation discussion and analysis, our executive officers named in the Summary Compensation Table below who are current employees are referred to as the named executive officers.

Compensation Philosophy and Objectives

The committee believes that the most effective executive compensation program is one that attracts and rewards executives for the achievement of specific annual, long-term and strategic goals of our company and that aligns executives’ interests with those of the stockholders by rewarding performance at or above established goals. The ultimate objective of our compensation program is to improve stockholder value. We aim to achieve this goal by following our philosophy of attracting and retaining executives who show exceptional leadership and are capable of assisting with various and diverse functions of executive management as is typical of a dynamic and growing company. The committee evaluates both performance and compensation in an effort to ensure that we maintain the ability to attract and retain highly qualified employees in key positions and that compensation provided to key employees remains competitive relative to the companies with whom we compete. To that end, the committee believes the executive compensation packages we provide to our executives, including the named executive officers, should include both cash and stock-based compensation that rewards performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

Each of our Chief Executive Officer, our Vice President of Human Resources, and our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary plays a role in our compensation process. On an annual basis, our Chief Executive Officer reviews the performance of each of the other named executive officers and, based on this review, makes recommendations to the committee with respect to their compensation. The Chief Executive Officer considers internal pay equity issues, individual performance and company performance in making his recommendations to the committee. The Vice President -Human Resources and the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary provide general administrative support implementing the committee’s decisions, such as providing legal and market updates and advice to the committee and overseeing the documentation of equity plans and awards as approved by the committee.

Establishing Executive Compensation

Consistent with our compensation objectives, the committee has structured our annual and long-term incentive-based executive compensation to encourage executives to achieve our strategic goals and reward our executives for achieving these goals. To assist it in structuring our compensation program, the committee engaged, prior to our acquisition of TODCO on July 11, 2007, Towers Perrin, and after July 11, 2007, Frederic W. Cook & Co., Inc. (“F.W. Cook”), each an outside compensation consulting firm, to conduct an annual review of our total compensation program for our key employees, including the named executive officers. During the periods of their respective engagements, Towers Perrin and F.W. Cook provided the committee with relevant market data and alternatives to consider when making decisions with respect to the Chief Executive Officer’s compensation and his recommendations with respect to the compensation of the other named executive officers. Our management did not engage Towers Perrin or F.W. Cook in any other capacity for 2007 and does not direct or oversee the retention or activities of Towers Perrin or F.W. Cook with respect to our executive compensation program.

In making compensation decisions, the committee compares each element of total compensation against a peer group of publicly traded offshore drilling and oilfield service companies. The current peer group consists of companies against which the committee believes we compete for talent, business and stockholder investment. With F.W. Cook’s assistance and input from senior management, the committee periodically reviews and adjusts the composition of the peer group. In September 2007, the committee revised our peer group to include companies that more closely compete with us in our business and better match our revenue, net income, market capitalization, and employee numbers. The companies currently comprising the peer group are:

• Atwood Oceanics, Inc.	• Helmerich & Payne, Inc.	• Oil States International, Inc.
• ENSCO International Incorporated	• Grey Wolf, Inc.	• Complete Production Services, Inc.
• Oceaneering International, Inc.	• Patterson-UTI Energy, Inc.	• Superior Energy Services, Inc.
• Pride International, Inc.	• Unit Corporation	• Parker Drilling Company
• Rowan Companies, Inc.		• W-H Energy Services, Inc.

The committee targets total direct compensation for named executive officers, which includes base salary, annual cash incentives and long-term equity incentives, within the range of the median to the 75th percentile of total compensation paid to similarly situated executives within the peer group. Significant variations from this range of compensation may occur based on the experience level of the individual, individual and company performance, the unique roles played by the individual and the individual’s total compensation relative to other executives. Variations from this range may also result because certain executive officers may have a more expansive role in executing the management of our company compared to similarly situated executives in the peer group. The committee’s compensation objectives reflect the committee’s expectation that, over the long term, we will generate growth and stockholder returns in excess of the average of the peer group. For 2007, actual total direct compensation for our named executive officers generally was between the median and the 75th percentile of our peer group, with one executive officer being paid below the median.

A significant percentage of total compensation is allocated to annual and long-term incentives and therefore is at risk. There is no pre-established policy or target for the allocation between either cash and noncash or short-term and long-term incentive compensation. Rather, the committee reviews market data provided by its outside compensation consultant, prior pay history and individual and company performance, and makes a subjective determination about the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of the performance of our company and the individual, depending on the type of award, compared to established goals.

The committee reviews compensation matters throughout the year. For example, in 2007, the committee approved 2006 bonuses and approved equity awards to our executive officers in the first quarter. F.W. Cook presented the results of an executive compensation study covering trends in compensation as well as the regulatory environment regarding executive compensation, and participated in a discussion regarding the uses of equity-based compensation, at the meeting in the third quarter. At its meeting in the fourth quarter, the committee further discussed the compensation recommendations given by F.W. Cook, reviewed the progress made to date against the bonus targets for 2007, and reviewed the succession plans for our executive officers. In its regularly scheduled meeting in the first quarter of 2008, the committee determined to maintain the base salaries of the named executive officers at approximately the median level, while increasing the bonus targets for the named executive officers. The committee feels that this approach further incentivizes the executive officers to achieve the financial objectives set forth by the committee by providing a larger potential bonus for achieving such objectives.

2007 Executive Compensation Components

For 2007, the principal components of compensation for named executive officers were:

•	base salary

•	incentive compensation:

• annual cash awards

• long-term equity-based awards

•	retirement, perquisites and other personal benefits

Base Salary

The committee believes base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. The committee determines the base salary of each named executive officer based on his or her position and responsibility. During its review of base salaries for executives, the committee primarily considers:

•	individual performance of the executive, including leadership and execution of strategic initiatives and, for named executive officers other than the Chief Executive Officer, accomplishment of goals established for each of them by the Chief Executive Officer;

•	market data provided by our outside compensation consultant;

•	the executive’s total compensation, both individually and relative to other officers; and

•	for named executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.

The committee typically considers base salary levels annually as part of its review of our performance and from time to time upon a promotion or other change in job responsibilities. In connection with its 2007 review and in recognition of outstanding performance by certain of the named executive officers and our company, and taking into consideration the significant increase in responsibility and the increased complexity of the company resulting from the TODCO acquisition, the committee increased the base salaries of the named executive officers named in the table below, other than the Chief Executive Officer, effective as of the closing of the acquisition. In July 2007, the committee also increased the base salary of the Chief Executive Officer for the same reasons as they increased the base salaries of the other named executive officers. The committee determined base salaries following an extensive review of our outside compensation consultant’s analysis of executive compensation levels within the peer group and, for the named executive officers other than our Chief Executive Officer, the Chief Executive Officer’s recommendations. The following table reflects these increases:

	Salary Increases
	Effective July 2007
Name	From	To

Randall D. Stilley	$550,000	$700,000
John T. Rynd	$350,000	$400,000
Lisa W. Rodriguez	$300,000	$350,000
James W. Noe	$250,000	$300,000

Our Chief Executive Officer’s current base salary of $700,000 is between the median and 75th percentile of the peer group. The base salaries of the other named executive officers are also between the median and 75th percentile of the peer group. The committee reviewed the base salaries in the first quarter of 2008 and decided to maintain the salaries at their current levels.

Incentive Compensation

Cash Program

The Hercules Offshore Incentive Compensation Program, referred to in this proxy statement as the “HERO Plan,” is an annual cash incentive program the committee approved for use beginning in 2006. The HERO Plan provides guidelines for the calculation of annual non-equity incentive-based compensation, subject to committee oversight. The committee, in its discretion, from time to time may modify certain elements of the guidelines in order to account for special events, such as acquisitions made by the company, or to more closely align the guidelines with the strategic objectives of the company. At the beginning of 2007, the committee established a target range of eligibility for potential payouts for the named executive officers. The various incentive levels are based on the participant’s responsibility for and impact on our operations, with target and maximum award opportunities established as a percentage of base salary. The target and maximum awards for 2007 performance and results were 75% and 180% for the Chief Executive Officer, 55% and 110% for our Executive Vice President and Chief Operating Officer, 55% and 110% for our Senior Vice President and Chief Financial Officer, 50% and 100% for our

Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, and 50% and 100% for our President — Domestic Liftboats.

In January 2007, the committee set threshold, target and maximum, or stretch, incentive bonus and performance objectives for each component of the corporate and divisional objectives of the HERO Plan. In July 2007, the committee reviewed our objectives and increased the threshold, target and stretch levels for each component of the corporate objectives to reflect the impact of special events such as the TODCO acquisition. Payment of awards under the HERO Plan for 2007 was based upon the achievement of these objectives. The named executive officers participating in the HERO Plan receive payment of a percentage of his or her salary based on the achievement of the objectives. Each component is weighted with the total potential threshold, target and stretch award opportunities as a percent of salary for the named executive officers set forth below:

	HERO Incentive Levels for 2007
	Threshold	Target	Maximum
Name	(%)	(%)	(%)

Randall D. Stilley	37.5%	75.0%	180.0%
John T. Rynd	27.5%	55.0%	110.0%
Lisa W. Rodriguez	27.5%	55.0%	110.0%
James W. Noe	25.0%	50.0%	100.0%
Randal R. Reed	25.0%	50.0%	100.0%

For 2007, the named executive officers’ HERO Plan awards, excluding Mr. Reed, were based upon achievement of corporate objectives relating to Net Income, as adjusted, Return on Capital Employed and the level of safety training by us, with the components accounting for 50%, 40% and 10%, respectively. Return on Capital Employed is calculated as [operating income, net of tax] / [average total debt + average stockholders’ equity – average cash]. The 2007 HERO Plan awards for Mr. Reed were based upon achievement of division financial objectives relating to earnings adding back interest and taxes (“EBIT”), maintenance capital expenditures and safety, with these components accounting for 60%, 20%, and 20%, respectively.

The payout guidelines are as follows:

•	There is no payment for Net Income, Return on Capital Employed or EBIT objectives (the “Financial Objectives”) of the HERO Plan award unless we achieve the threshold performance levels;

•	If for the Financial Objectives of the HERO Plan award we exceed the threshold performance level but do not achieve the target performance levels, the award opportunity is pro-rated between the threshold and target award opportunity;

•	If for the Financial Objectives of the HERO Plan award we exceed the target performance level but do not achieve the stretch performance levels, the award opportunity is pro-rated between the target and stretch award opportunity;

•	If for the Financial Objectives of the HERO Plan award we exceed the stretch target performance level, the award opportunity is the stretch award opportunity;

•	There is no payment for the safety objective component of the HERO plan award unless the objective is achieved;

•	Payment is at the target level if only the safety objective component is achieved (even if the Net Income or EBIT objective is not achieved);

•	Payment is at the same level as the Net Income or EBIT objective components if the safety objective is achieved and we achieve or exceed target for the financial objective component; and

•	If the maintenance capital expenditures objective is achieved at threshold or better, the component is paid at that level or, if higher, at the same level as the EBIT component.

Upon completion of the fiscal year, the committee assesses performance for each objective of the HERO Plan comparing the actual results to the predetermined threshold, target and maximum levels for each objective and a payment for each objective is calculated.

The following table shows the performance goals, other than the safety goal, and the actual 2007 results:

2007 HERO Plan Performance Objectives and Results

Corporate:

	Objective
	Threshold	Target	Stretch	Weight	Actual
	(Dollars in millions)

Net Income	$137.0	$171.2	$205.5	50%	$139.5	(a)
Return on Capital Employed	11.4%	14.2%	17.0%	40%	12.2%

(a)	Includes an adjustment of $3.0 million, net of tax, related to severance and acquisition related costs and a net loss related to the early retirement of debt.

Liftboats:

	Objective
	Threshold	Target	Stretch	Weight	Actual

EBIT	$55.1	$68.9	$82.6	60%	$70.6
Maintenance Capital Expenditures	$27.7	$26.4	$25.0	20%	$22.0

The safety objective for all named executive officers was to train 1,200 employees in our behavior based safety training program or HERO training during 2007. As of December 31, 2007, we had trained over 1,300 employees. The safety component of the award was paid at target for all named executive officers, except Mr. Reed. Due to the EBIT performance of the liftboat business exceeding the target objective and the safety and Maintenance Capital Expenditures meeting objectives, Mr. Reed was also paid the safety and maintenance capital expenditures components at the same level as the EBIT component.

The named executive officers received the following payments, expressed as a percentage of base salary and in dollars, in February 2008 under the HERO Plan based on 2007 performance objectives set forth above.

				2007
				HERO	2007
				Award	HERO
	HERO Incentive Levels for 2007			(% of	Award
	Threshold	Target	Maximum	Base	(In
Name	(%)	(%)	(%)	Salary)	Dollars)

Randall D. Stilley	37.5%	75.0%	180.0%	47%	$329,439
John T. Rynd	27.5%	55.0%	110.0%	35%	$138,051
Lisa W. Rodriguez	27.5%	55.0%	110.0%	28%	$98,621
James W. Noe	25.0%	50.0%	100.0%	31%	$94,126
Randal R. Reed	25.0%	50.0%	100.0%	56%	$112,401

In addition, in December 2007, the committee approved the payment of a special cash bonus of $200,000 to each of James W. Noe, Lisa W. Rodriguez, and John T. Rynd to reward and encourage their substantial and continuing efforts arising out of the integration of TODCO with the operations of our company.

The table below sets forth the potential threshold, target and maximum awards that each of our named executive officers is eligible to receive in 2009 based on 2008 performance.

				HERO Potential Future Payouts
	HERO Incentive Levels			Payable in 2009
	for 2008			Based on February 2008 Salary
	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	(%)	(%)	(%)	($)	($)	($)

Randall D. Stilley	50%	100%	200%	$350,000	$700,000	$1,400,000
John T. Rynd	40%	80%	160%	$160,000	$320,000	$640,000
Lisa W. Rodriguez	35%	70%	140%	$122,500	$245,000	$490,000
James W. Noe	30%	60%	120%	$90,000	$180,000	$360,000
Randal R. Reed	25%	50%	100%	$50,000	$100,000	$200,000

Equity-Based Program

Our Long-Term Incentive Plan, referred to in this proxy statement as the “LTIP,” encourages participants to focus on our long-term performance and provides an opportunity for executive officers and certain designated key employees to increase their stake in our company through grants of restricted common stock and, for executives, stock options. When allocating long-term incentives to our executive officers in 2007, the committee’s goal was for two-thirds of the total value to consist of stock options, with the remaining one-third consisting of restricted stock grants. In 2008, based upon the recommendation of F.W. Cook, the committee set a goal for one-half of the total value of long-term incentives to consist of stock options and the other one-half to consist of restricted stock grants. For this purpose, the Committee values stock options by using the Binomial Lattice Option Pricing Model. By using a mix of stock options and restricted stock grants, we are able to compensate our executive officers for sustained increases in our stock performance as well as long-term growth. In 2007, option grants to executives comprised approximately 74% of the total value of long-term incentives, while restricted stock grants comprised approximately 26%.

The LTIP was designed prior to our initial public offering in November 2005 with an initial goal of attracting high-caliber executives to build a company and take it public. As a result, most of the initial grants were part of employment agreements designed to encourage experienced executives to leave their positions with established employers and take the risks associated with a start-up company. Therefore, past grants were not related as much to industry norms as they were to what was necessary to adequately compensate an executive with a successful track record to leave other short-term bonus potential payouts, long-term incentives and service credits in various benefit programs. The committee did not make awards under the LTIP in 2006. Beginning with 2007 awards, the committee reviews compensation data prepared by our outside compensation consultant from published proxies and other publicly available information related to long-term incentive levels in place within the peer group. The committee recognizes that even though various accepted models for valuing long-term incentive awards must be relied on for making assumptions, predictions and accounting treatments, restricted stock and especially stock options have uncertain values both at the time of award and over the life of the award. Therefore, the committee recognizes there may be years when awards appear to lead the competition, but there may also be years when the awards lag relative to the competition. With this in mind, and the fact that we have been public since only November 2005, the committee makes subjective judgments about the level of long-term incentive awards.

The HERO Plan and LTIP give the committee the latitude to design cash and stock-based incentive compensation programs to promote high performance and achievement of corporate goals by executives and key employees, encourage the growth of stockholder value and allow key employees to participate in the long-term growth and profitability of our company. In total, we currently have approximately 135 key employees, including the named executive officers, and nonemployee directors who have received awards under the LTIP.

Under the LTIP, the committee may grant participants stock options, restricted stock, performance stock awards and other stock-based awards. In granting these awards, the committee may establish any conditions or restrictions it deems appropriate within the limits of the plan. Awards of restricted stock or stock options issued to date under the LTIP vest within three years after the date of the grant. Awards to officers subject to Section 16(b) of the Securities Exchange Act of 1934, including the named executive officers, require the approval of the committee.

The exercise price of stock options granted prior to 2008 equals the average of the high and low trading price of our common stock on the NASDAQ Global Market on the date of grant. For option grants made in 2008 and going forward, the committee determined that the exercise price of stock options will equal the closing price of our common stock on the date of grant. This change was made because it is a more standard method of determining the exercise price and provides greater transparency to the determination of the price. The committee reviewed awards to each named executive officer under the LTIP in detail prior to its regularly scheduled meeting in the first quarter of the past year. However, on occasion the committee approves awards for newly hired employees, newly promoted employees, or other key employees during other times of the year. On occasion, the committee may delegate its authority to approve awards of stock options or restricted stock to a committee consisting of one director in order to effectuate awards to newly hired employees or to existing employees for promotion and retention purposes. Awards granted by this committee of one are limited to only new hire, promotion, and retention awards and such awards are reported to the committee at each of its meetings. Grants of restricted stock to eligible newly hired executive officers and newly elected directors are reviewed at the next regularly scheduled committee meeting following their hire date or election.

Since becoming a publicly traded company, we have not granted options with an exercise price that is less than the average of the high and low trading price of our common stock on the NASDAQ Global Market on the grant date, and we have not made grants with a grant date that occurs before committee action. Beginning in 2008, however, we are now granting options with an exercise price equal to the closing price of our common stock on the NASDAQ Global Market on the grant date. We do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

All of the options granted by the committee in 2007 and 2008 vest one-third per year over the first three years and have a ten-year term. All of the shares of restricted stock granted by the committee in 2007 and 2008 vest one-third per year for three years, except those of the named executive officers, whose restricted stock has a three-year cliff vesting schedule (i.e., the restricted stock vests 100% on the third anniversary of the grant date).

Retirement, Perquisites and Other Personal Benefits

401(k) Plan

All eligible employees, including the named executive officers, may participate in our 401(k) plan. The plan is a tax-qualified, defined contribution retirement plan, which is designed to assist participants with saving for retirement. Eligible employees, including the named executive officers, are allowed to direct pre-tax contributions (up to an annual limit prescribed each year by the Internal Revenue Service) to the plan from their compensation. During 2007, we matched 100% of the first 3% of pay that was contributed to the plan and 50% of the next 2% of pay contributed. Beginning January 1, 2008, we make matching contributions equal to the amount of each employee’s contribution, up to a maximum of 6% of compensation each pay period. All employee contributions to the plan, as well as our matching contributions, are fully vested from the time of contribution.

Deferred Compensation Plan

The named executive officers, in addition to other executives and certain other employees, are entitled to participate in our deferred compensation plan. Participating employees can defer up to 80% of their base salary and 100% of any annual bonus paid from the HERO Plan. Participants are also eligible for discretionary contributions that we may choose to make under this plan. Discretionary contributions could be made in particular circumstances where, for example, a participant’s deferrals under the deferred compensation plan adversely affected the matching contributions under the 401(k) plan for that employee. In addition, a discretionary contribution could be made if a participant’s “compensation” for purposes of computing matching contributions under the 401(k) plan were to exceed the Internal Revenue Service limit on the amount of “compensation” that is eligible for match under the 401(k) plan. The purpose of the deferred compensation plan is to provide the participants with the ability to defer federal income taxation on compensation that would otherwise be taxed currently. Please see “— Tax Matters” below for additional information about tax considerations related to deferred compensation.

Perquisites and Other Personal Benefits

We provide named executive officers with perquisites and other personal benefits that we and the committee believe are reasonable and consistent with the overall compensation program to better enable us to attract and retain superior employees for key positions. The committee compared the levels of limited perquisites and other personal benefits provided to named executive officers in 2007 with those common among the peer group, and determined to continue that level of perquisites and other personal benefits in 2008.

Each of the named executive officers is reimbursed for financial planning assistance (up to $5,000 per year), an annual physical and club memberships, limited to one social club membership and one country club membership for each named executive officer. We also provide additional life insurance and disability benefits as follows:

•	life insurance — two times annual earnings up to maximum benefit of $1,200,000;

•	short-term disability — 100% of weekly earnings up to 26 weeks; and

•	long-term disability — two-thirds of monthly earnings up to $14,500 per month.

Employment Agreements

We have entered into executive employment agreements with each of the named executive officers. For additional information about these agreements and the payments that may be made under those agreements in the event of a termination or change in control, please read “— Summary Compensation Table for 2007” and “— Potential Payments Upon Termination or Change of Control” below.

Executive Equity Ownership Guidelines

In order to align further the interests of our management and our stockholders and further promote our commitment to sound corporate governance, we have established the following equity ownership guidelines applicable to executive officers:

Title	Ownership Guidelines

CEO	Four times annual base salary
CFO, COO and General Counsel	Two times annual base salary
Vice President reporting to the CEO	One times annual base salary
Vice President not reporting to the CEO and other designated executive officers	One-half times annual base salary

Executive officers are expected to attain these minimum levels of stock ownership by January 1, 2012, for executives employed on January 1, 2007, and, for any executive officer appointed after January 1, 2007, on the fifth January 1 that occurs at least one year following the date of appointment. Until an executive officer achieves the ownership guidelines, the executive officer is required to retain at least 50% of the net shares received under the LTIP. Net shares refer to the number of shares received after shares are sold or netted to pay the applicable exercise price and/or applicable taxes.

In addition to common stock owned, the value of shares of restricted stock and stock options granted under the LTIP is included in the calculation. For this purpose, common stock and restricted stock are valued based on the average daily closing price of our common stock during 2007, and stock options are valued based on the grant date value of the option determined using the Trinomial Option Pricing Model.

All of our named executive officers currently exceed the equity ownership guidelines, as set forth in the following table:

Name	Base Salary	Value of Equity

Randall D. Stilley	$700,000	$16,727,240
John T. Rynd	$400,000	$4,309,427
Lisa W. Rodriguez	$350,000	$1,098,770
James W. Noe	$300,000	$816,275
Randal R. Reed	$200,000	$1,837,822

Tax Matters

Deductibility of Executive Compensation

As part of its role, the committee gives some consideration to the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct certain compensation in excess of $1,000,000 that is paid to certain individuals. The committee may approve compensation that will be subject to and in excess of the deduction limitations under Section 162(m) of the Internal Revenue Code to ensure competitive levels of total compensation for executive officers.

Non-Qualified Deferred Compensation

To the extent one or more elements of compensation provided to our employees are subject to Section 409A of the Internal Revenue Code, we intend that those elements comply with the necessary requirements so that the employees will not be subject to increased income taxes, penalty and interest. Section 409A was added to the Internal Revenue Code by the American Jobs Creation Act of 2004 and requires that certain elements of “deferred compensation” comply with specific deferral and payment rules to avoid the imposition on the employee of an additional 20% income tax and, in some circumstances, penalties and interest. We believe that, if the adverse tax consequences of Section 409A become applicable to elements of our compensation arrangements, such arrangements would be less efficient and less effective in incentivizing and retaining our employees. Therefore, to the extent reasonably practical, we intend to operate our compensation arrangements and to amend or modify our programs and awards as necessary to make them compliant with Section 409A.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Thomas M Hamilton, Chairman
Thomas R. Bates, Jr.
F. Gardner Parker
Thierry Pilenko

March 13, 2008

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned for the years ended December 31, 2007 and 2006 by our Chief Executive Officer, our Chief Financial Officer, the three next most highly compensated executive officers for 2007 and one former executive officer who resigned in August 2007. We have entered into employment agreements with all of the named executive officers currently employed by our company.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(1)	($)	($)(4)	($)

Randall D. Stilley	2007	$638,846	—	$149,494	$1,717,328	$329,439	—	$44,255	$2,879,362
Chief Executive Officer and President	2006	$396,154	—	—	$897,750	$450,000	—	$15,231	$1,759,135
John T. Rynd	2007	$385,923	$200,000	$527,212	$371,846	$138,051	—	$13,687	$1,636,719
Executive Vice President and Chief Operating Officer	2006	$270,000	—	$466,667	$141,750	$243,000	—	—	$1,121,417
Lisa W. Rodriguez(5)	2007	$335,577	$200,000	$63,840	$150,987	$98,621	—	$7,885	$856,910
Senior Vice President and Chief Financial Officer
James W. Noe	2007	$282,231	$200,000	$37,374	$196,481	$94,126	—	$12,550	$822,762
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	2006	$190,000	—	—	$59,063	$136,800	—	$7,308	$393,171
Randal R. Reed	2007	$203,923	—	$25,414	$273,061	$112,401	—	$9,818	$624,617
President — Hercules Liftboat Company LLC	2006	$166,077	—	—	$177,188	$153,000	—	$21,622	$517,887
Steven A. Manz(6)	2007	$216,462	—	$164,710	$1,044,055	—	—	$1,195,339	$2,620,566
Former Senior Vice President, Planning and Corporate Development, and Former Senior Vice President and Chief Financial Officer	2006	$237,692	—	—	$236,250	$216,000	—	$7,938	$697,880

(1)	Cash bonuses paid under the HERO Plan for 2007 and 2006 performance are listed under the column “Non-Equity Incentive Plan Compensation.” Mr. Manz’s bonus for 2007 represents a prorated bonus paid under his separation agreement with us and is included under the column “All Other Compensation.”

(2)	The amounts in this column reflect the dollar amount recognized as expense with respect to restricted stock awards for financial statement reporting purposes during the years ended December 31, 2007 and 2006 in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004) “Share-based Payment” (“SFAS No. 123(R)”) and thus include amounts from awards granted prior to the applicable year. Assumptions used in the calculation of these amounts are included in Note 6 to the audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”). Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense and do not correspond to the actual value that will be recognized by the executive.

(3)	The amounts in this column reflect the dollar amount recognized as expense with respect to stock options for financial statement reporting purposes during the years ended December 31, 2007 and 2006 in accordance with

SFAS No. 123(R) and thus include amounts from awards granted prior to 2006. Assumptions used in the calculation of this amount are included in Note 6 to the audited financial statements included in the Form 10-K. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense and do not correspond to the actual value that will be recognized by the executive.

(4)	The amounts shown in this column reflect All Other Compensation for each named executive officer, which in the case of perquisites and other personal benefits equal or exceed $10,000 in the aggregate. Amounts include the following:

•	matching contributions under the 401(k) plan;

•	matching contributions under the Deferred Compensation Plan;

•	club membership payments;

•	an auto allowance payment in the amount of $14,654 made to Mr. Reed in 2006;

•	financial planning assistance; and

•	termination of employment payment of $1,181,143 for Mr. Manz.

(5)	Ms. Rodriguez became our Senior Vice President and Chief Financial Officer on a full-time basis in March 2007. From January 2007 to March 2007, she performed the duties of our Chief Financial Officer on an interim basis under a consulting agreement. Fees paid to Ms. Rodriguez under the consulting agreement totaled $67,500 for the year ended December 31, 2007 and are included as salary.

(6)	Mr. Manz, our former Senior Vice President — Planning and Corporate Development, resigned effective September 20, 2007 and entered into a separation agreement with us effective as of September 20, 2007. For a description of the separation agreement, please read “— Potential Payments Upon Termination or Change of Control — Manz Separation Agreement.”

Grants of Plan-Based Awards for 2007

The table below reports all grants of plan-based awards made during 2007.

					All
					Other	All Other
					Stock	Option
					Awards:	Awards:	Exercise	Grant
					Number	Number of	or Base	Date Fair
		Estimated Possible Payouts Under			of Shares	Securities	Price of	Value of
		Non-Equity Incentive Plan Awards(1)			of Stock	Underlying	Option	Stock and
		Threshold	Target	Maximum	or Units	Options	Awards	Option
Name	Grant Date	($)	($)	($)	(#)(2)(3)	(#)(2)(4)	($/Sh)(5)	Awards(6)

Randall D. Stilley	N/A	$262,500	$525,000	$1,260,000	N/A	N/A	N/A	N/A
	2/12/2007	N/A	N/A	N/A	N/A	100,000	$25.34	$10.834
	2/12/2007	N/A	N/A	N/A	20,000	N/A	—	$25.34
John T. Rynd	N/A	$110,000	$220,000	$440,000	N/A	N/A	N/A	N/A
	2/12/2007	N/A	N/A	N/A	N/A	72,000	$25.34	$10.834
	2/12/2007	N/A	N/A	N/A	8,100	N/A	—	$25.34
Lisa W. Rodriguez	N/A	$96,250	$192,500	$385,000	N/A	N/A	N/A	N/A
	3/15/2007	N/A	N/A	N/A	N/A	50,000	$26.60	$11.324
	3/15/2007	N/A	N/A	N/A	9,000	N/A	—	$26.60
James W. Noe	N/A	$75,000	$150,000	$300,000	N/A	N/A	N/A	N/A
	2/12/2007	N/A	N/A	N/A	N/A	43,000	$25.34	$10.834
	2/12/2007	N/A	N/A	N/A	5,000	N/A	—	$25.34
Randal R. Reed	N/A	$50,000	$100,000	$200,000	N/A	N/A	N/A	N/A
	2/12/2007	N/A	N/A	N/A	N/A	30,000	$25.34	$10.834
	2/12/2007	N/A	N/A	N/A	3,400	N/A	—	$25.34
Steven A. Manz	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2/12/2007	N/A	N/A	N/A	N/A	56,400	$25.34	$10.834
	2/12/2007	N/A	N/A	N/A	6,500	N/A	—	$25.34

(1)	These columns represent awards under the HERO Plan. For additional information about the HERO Plan, please read “Compensation Discussion and Analysis — 2007 Executive Compensation Components — Incentive Compensation — Cash Program.”

(2)	All awards in this column were made pursuant to our LTIP. For additional information about the LTIP, please read “Compensation Discussion and Analysis — 2007 Executive Compensation Components — Incentive Compensation — Equity-Based Program.”

(3)	This column consists of shares of restricted stock, all of which vest on the third anniversary of the grant date.

(4)	This column consists of options to purchase our common stock. The options become exercisable in three equal annual installments beginning on the first anniversary of the grant date and have a 10-year term.

(5)	The exercise price is equal to the average of the high and low sales prices of our common stock on the NASDAQ Global Market on the grant date and may be paid in cash or by tendering shares of our common stock. Applicable tax obligations may be paid in cash or by withholding of shares of our common stock.

(6)	These amounts represent the fair value of stock options and restricted stock granted to each executive during 2007 as calculated under SFAS No. 123(R). For the relevant assumptions used to determine the valuation of our awards, see Note 6 to the audited financial statements included in the Form 10-K.

Outstanding Equity Awards at Fiscal Year-End 2007

	Option Awards							Stock Awards
					Equity
					Incentive				Market
					Plan Awards:				Value of
	Number of		Number of		Number of			Number of	Shares or
	Securities		Securities		Securities			Shares or	Units of
	Underlying		Underlying		Underlying			Units of	Stock
	Unexercised		Unexercised		Unexercised	Option		Stock That	That
	Options		Options		Unearned	Exercise	Option	Have Not	Have Not
	Exercisable		Unexercisable		Options	Price	Expiration	Vested	Vested
Name	(#)		(#)		(#)	($)	Date	(#)	($)(1)

Randall D. Stilley	525,000	(2)	—		—	$2.86	11/17/2014	—	—
	285,000	(3)	95,000	(3)	—	$20.00	11/1/2015	—	—
	—		100,000	(4)	—	$25.34	2/12/2017	—	—
	—		—		—	—	—	20,000 (5)	$475,600
John T. Rynd	45,000	(3)	15,000	(3)	—	$20.00	11/1/2015	—	—
	—		72,000	(4)	—	$25.34	2/12/2017	—	—
	—		—		—	—	—	23,333 (5)	$554,859
	—		—		—	—	—	8,100 (5)	$192,618
Lisa W. Rodriguez	—		50,000	(4)	—	$26.60	3/15/2017	—	—
	—		—		—	—	—	9,000 (5)	$214,020
James W. Noe	16,000	(6)	6,250	(3)	—	$20.00	11/1/2015	—	—
	—		43,000	(4)	—	$25.34	2/12/2017	—	—
	—		—		—	—	—	5,000 (5)	$118,900
Randal R. Reed	75,000	(2)	—		—	$2.86	11/17/2014	—	—
	56,250	(3)	18,750	(3)	—	$20.00	11/1/2015	—	—
	—		30,000	(4)	—	$25.34	2/12/2017	—	—
	—		—		—	—	—	3,400 (5)	$80,852
Steven A. Manz	100,000	(7)	—		—	$20.00	9/20/2010	—	—
	56,400	(7)	—		—	$25.34	9/20/2010	—	—

(1)	This column represents the closing price of our common stock on December 31, 2007 of $23.78 per share multiplied by the number of shares of restricted stock.

(2)	These options were granted prior to our initial public offering in November 2005 and became fully exercisable upon the consummation of the offering.

(3)	These options were granted at the time of our initial public offering and become exercisable in four equal amounts on the grant date and on each of the first three anniversaries of the grant date.

(4)	These options become exercisable in three equal annual installments beginning on the first anniversary of the grant date.

(5)	These shares of restricted stock all vest on the third anniversary of the grant date, except for the 23,333 shares of restricted stock owned by Mr. Rynd, which vest in three equal annual installments beginning on the first anniversary of the grant date.

(6)	Includes 3,500 options held by Mr. Noe’s spouse.

(7)	Any unvested stock options owned by Mr. Manz that were outstanding at the effective time of his separation agreement vested at that time. For a description of the separation agreement, please read “— Potential Payments Upon Termination or Change of Control — Manz Separation Agreement.”

Option Exercises and Stock Vested for 2007

Two of the named executive officers exercised stock options and two grants of restricted stock vested during 2007 as follows:

	Option Awards		Stock Awards
	Number of		Number
	Shares	Value	of Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)

Randall D. Stilley	—	—	—	—
John T. Rynd	—	—	23,333	$628,707
Lisa W. Rodriguez	—	—	—	—
James W. Noe	—	—	—	—
Randal R. Reed	30,000	$964,241	—	—
Steven A. Manz	55,000	$1,552,519	6,500	$180,797

(1)	Represents the difference between the sale price of our common stock at exercise and the exercise price of the options.

(2)	Represents the value of the shares on the vesting date based on the closing price of our common stock on such date.

Non-Qualified Deferred Compensation

In January 2007, we implemented the Hercules Offshore, Inc. Deferred Compensation Plan, effective as of January 1, 2007. The plan was approved by our board of directors. Directors and, subject to the discretion of a committee appointed by the board of directors to administer the plan, certain management and other highly compensated employees of our company, including our Chief Executive Officer and our Chief Financial Officer, are eligible to participate in the plan. Participants may elect to defer, on a pre-tax basis, up to 80% of base salary and up to 100% of any director fees, bonus or compensation under the LTIP. All deferrals are credited to a deferred compensation account. We may make contributions to a participant’s deferred compensation account (1) to restore any 401(k) matching contribution the participant may forego because of compensation deferred into the plan and (2) at the discretion of the board of directors, to recognize a participant’s service to our company. Participants are fully vested in their deferrals at all times; however, contributions by us to a participant’s deferred compensation account may be subject to vesting requirements. Compensation deferred under the plan earns interest based on the performance of measurement funds selected by the participant.

Under certain circumstances, including in connection with a change in control of our company, distributions of amounts deferred under the plan may accelerate. We may terminate the plan at any time. An optional termination of the plan by us will not result in a distribution acceleration except as permitted by the Internal Revenue Code and related Treasury guidance in connection with a change in control.

The plan is administered by the Compensation Committee. Following a change in control, the members of the committee in place immediately prior to the change in control may appoint an independent third party to administer the plan.

In connection with the adoption of the plan, we adopted a trust agreement with JPMorgan Chase Bank, N.A. as the trustee. We currently deposit amounts to the trust under the trust agreement as such amounts are deferred by participants or contributed by us. The trust is a “rabbi trust,” meaning that the funds held by the trustee remain subject to the claims of our general creditors in the event of our insolvency.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Withdrawals/	Balance
	Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)

Randall D. Stilley	$124,077	$13,000	$1,989	—	$139,066
John T. Rynd	$3,641	$5,192	$311	—	$9,144
Lisa W. Rodriguez	—	—	—	—	—
Jim W. Noe	$4,923	$500	$235	$5,658	—
Randal R. Reed	$8,000	$320	$144	—	$8,464
Steven A. Manz	$20,539	$2,077	$1,164	—	$23,780

(1)	Amounts reported in this column are included in the Summary Compensation Table as salary, bonus and non-equity incentive plan compensation, as applicable.

(2)	Amounts reported in this column are included in the Summary Compensation Table as all other compensation.

(3)	Amounts reported in this column are not included in the Summary Compensation Table.

(4)	There were no amounts recorded in this column in prior years’ summary compensation tables.

Potential Payments Upon Termination or Change of Control

The tables below reflect the amount of compensation that would be payable to each of our named executive officers in the event of termination of the executive’s employment without cause, termination by the executive for “good reason” and termination in the event of disability or death of the executive, and in the event of a termination following a change of control. The amounts shown in the table assume that the termination was effective as of December 31, 2007, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can be determined only at the time of the executive’s separation from our company.

Payment or Benefit Upon Change of Control

				Accelerated
				Vesting of
	Cash	Welfare		Options and
	Severance	Benefit	Excise Tax	Restricted
Name	Amount	Continuation	Payment	Shares(1)(2)	Total

Randall D. Stilley	$3,450,000	$43,889	$1,480,747	$834,700	$5,809,336
John T. Rynd	$1,286,000	$30,912	$—	$804,177	$2,121,089
Lisa W. Rodriguez	$897,242	$29,660	$—	$214,020	$1,140,922
James W. Noe	$873,600	$28,407	$319,512	$142,525	$1,364,044
Randal R. Reed	$529,500	$25,902	$207,213	$151,727	$914,342
Steven A. Manz(3)	N/A	N/A	N/A	N/A	N/A

(1)	The aggregate value of the accelerated vesting of unvested in-the-money options at December 31, 2007 (computed by multiplying $23.78, the closing market price of shares of our common stock on the last trading day of 2007, times the number of shares subject to the options and subtracting the aggregate exercise price for the options) were as follows: Mr. Stilley — 95,000 shares valued at $359,100; Mr. Rynd — 15,000 shares valued at $56,700; Mr. Noe — 6,250 shares valued at $23,625; and Mr. Reed — 18,750 shares valued at $70,875.

(2)	The aggregate value of the accelerated vesting of restricted shares at December 31, 2007 (computed by multiplying $23.78, the closing market price of shares of our common stock on the last trading day of 2007, times the total number of restricted shares held), were as follows: Mr. Stilley — 20,000 shares valued at

$475,600; Mr. Rynd — 31,433 shares valued at $747,477; Ms. Rodriguez — 9,000 shares valued at $214,020; Mr. Noe — 5,000 shares valued at $118,900; and Mr. Reed — 3,400 shares valued at $80,852.

(3)	Mr. Manz resigned effective September 20, 2007.

Payment or Benefit Outside of Change of Control

				Accelerated
				Vesting of
	Cash	Welfare		Options and
	Severance	Benefit	Excise Tax	Restricted
Name	Amount	Continuation	Payment	Shares	Total

Randall D. Stilley	$2,058,878	$43,889	—	—	$2,102,767
John T. Rynd	$807,077	$30,912	—	—	$837,989
Lisa W. Rodriguez	$672,932	$29,660	—	—	$702,592
James W. Noe	$591,189	$28,407	—	—	$619,596
Randal R. Reed	$312,401	$25,902	—	—	$338,303
Steven A. Manz(1)	N/A	N/A	N/A	N/A	N/A
Total

(1)	Mr. Manz resigned effective September 20, 2007.

Employment Agreements

We have entered into executive employment agreements with each of the named executive officers currently employed by us. These employment agreements have terms ending in February 2010 for Mr. Stilley, February 2011 for Ms. Rodriguez and Messrs. Rynd and Noe, and February 2009 for Mr. Reed. Each agreement for Ms. Rodriguez and Messrs. Stilley, Rynd and Noe is subject to automatic renewals for successive two-year terms until either party terminates the contract effective at the end of the term of the respective agreement, with at least one year’s advance notice. The agreement for Mr. Reed is subject to automatic renewal for successive one-year terms, until either party terminates the contract at the end of the term of the agreement, with at least six months advance notice.

Each agreement provides a non-compete clause for one year after any termination other than by the executive for good reason. In the event of a termination by the executive for good reason, the non-compete clause does not apply.

Under the employment agreements, each of the named executive officers is entitled to health benefits and participation in our incentive, savings and retirement plans, in each case equal to those benefits provided to similarly situated senior executives of us and our affiliated companies, and to the severance benefits described below.

Payments Made upon Termination.  Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive certain amounts earned during his or her term of employment, including:

•	any unpaid base salary through the date of termination;

•	any compensation previously deferred by the executive, to the extent permitted by the plan under which the deferral was made (together with any accrued interest or earnings thereon);

•	any earned but unpaid bonus awarded to the executive;

•	the vested portion of grants pursuant to the LTIP;

•	amounts contributed under the deferred compensation program; and

•	unused vacation pay.

Termination Other Than Upon Change of Control.  Under the employment agreements with each named executive officer, if employment is terminated (other than termination by us for cause) or if the executive terminates his employment in certain circumstances defined in the agreement which constitute “good reason”, in addition to the benefits listed under the heading “— Potential Payments Upon Termination” above, the named executive officer will receive:

•	a lump sum severance payment of the sum of the executive’s base salary and the highest annual bonus earned by the executive pursuant to our incentive compensation plans in any of the two prior fiscal years multiplied by:

•	for Mr. Stilley, two;

•	for Ms. Rodriguez and Messrs. Rynd and Noe, one and one-half; and

•	for Mr. Reed, one; and

•	a lump sum amount representing any earned but unpaid bonus awarded to the executive.

Retirement.  In the event of the retirement of a named executive officer, no additional compensation or benefits are applicable.

Death or Disability.  In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “— Potential Payments Upon Termination” above, the named executive officer or beneficiary will receive benefits under our disability plan or payments under our life insurance plan, as applicable.

Change of Control.  Under the employment agreements with each named executive officer, if an executive’s employment is terminated following a change of control (other than termination by us for cause or by reason of death or disability) in addition to the benefits listed under the heading “— Potential Payments Upon Termination” above, the named executive officer will receive:

•	a lump sum severance payment of the sum of the executive’s base salary and the highest annual bonus earned by the executive pursuant to our incentive compensation plans in any of the two prior fiscal years multiplied by:

•	for Mr. Stilley, three;

•	for Ms. Rodriguez and Messrs. Rynd and Noe, two; and

•	for Mr. Reed, one and one-half

•	a lump sum amount representing any earned but unpaid bonus awarded to the executive; and

•	an amount equal to the excise tax charged to the named executive officer as a result of the receipt of any change-of-control payments.

In addition, all stock options and restricted stock held by the executive will automatically vest and become exercisable. Generally, under the agreements, a change of control is deemed to occur:

•	upon the consummation of a reorganization, merger, consolidation or other transaction, in any case, with respect to which persons who were our stockholders immediately prior to such transaction do not, immediately thereafter, own equity interests representing at least 51% of the total combined voting power of our company or the resulting reorganized, merged or consolidated entity, as applicable;

•	the sale, lease, transfer or other disposition of all or substantially all of the assets of us and our subsidiaries, taken as a whole (other than to one or more of our subsidiaries); or

•	the occurrence of:

•	the consummation of a transaction or series of related transactions in which we issue, as consideration for the acquisition of the assets or capital stock of an unaffiliated third party, equity in our company representing more than 35% of our outstanding equity calculated as of the consummation of such transaction or transactions, in conjunction with

•	a change in the composition of our board of directors, as a result of which fewer than 50% of the incumbent directors are directors who had been our directors at the time of the approval by the board of directors of the issuance of equity in our company.

Under the terms of the merger agreement with TODCO, the named executive officers delivered waivers of the change of control provisions of their respective employment agreements and equity awards that would otherwise have been triggered by and at the time of the merger.

Manz Separation Agreement

In September 2007, we entered into a separation agreement with Steven A. Manz, our former Senior Vice President — Planning and Corporate Development, effective as of September 20, 2007. The separation agreement provided for a payment of approximately $1.2 million, which included a pro-rated bonus for 2007 paid in a lump sum upon the effective date, plus a lump-sum severance payment paid six months following termination of employment equal to (a) two times the sum of Mr. Manz’s annual base salary plus the highest bonus paid or payable to Mr. Manz in respect of any of the two most recently completed fiscal years plus (b) the cash value of 18 months of continued subsidized benefits coverage. In addition, as of the effective date, each unvested stock option and restricted stock award owned by Mr. Manz then outstanding vested and/or became exercisable and any contractual restrictions on sale or transfer of any such award terminated. Mr. Manz had 106,400 stock options and 6,500 shares of restricted stock that vested as of the effective date.

Additionally, pursuant to the separation agreement, Mr. Manz and/or his dependents are entitled to continued coverage under our medical benefits plan for a period of 18 months from the effective date, in accordance with COBRA. Mr. Manz has agreed not to solicit any of our employees to leave or compete with us for a 10-month period. In addition, the separation agreement contains customary confidentiality and non-disparagement provisions.

Compensation of Directors

Directors who are also full-time officers or employees of our company receive no additional compensation for serving as directors. All other directors receive an annual retainer of $50,000. Each nonemployee director also receives a fee of $1,500 for each board meeting and each committee meeting attended in person and $1,000 for each board meeting and each committee meeting attended by telephone. In addition, the chairman of the audit committee receives an annual fee of $15,000 and the chairman of each of the compensation committee, the special governance committee and the nominating and governance committee receives an annual fee of $10,000. We also reimburse the reasonable expenses incurred by the directors in attending meetings and other company business. Each nonemployee director, then serving, also receives an annual grant of 3,000 shares of restricted stock under the LTIP on the day of our annual meeting. The restricted stock grants vest on the business day after the following year’s annual meeting of stockholders.

The table below summarizes the total compensation paid or earned by each of our nonemployee directors for 2007.

Director Compensation for 2007

					Change in
					Pension
	Fees				Value and
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)(1)	($)	($)	Earnings	($)	($)

Thomas N. Amonett	$34,500	$58,433	—	—	—	—	$92,933
Thomas R. Bates, Jr.(2)	$80,000	$78,433	—	—	—	—	$158,433
Suzanne V. Baer	$37,500	$58,433	—	—	—	—	$95,933
Thomas M Hamilton	$38,000	$58,433	—	—	—	—	$96,433
Thomas J. Madonna	$106,500	$119,269	—	—	—	—	$225,769
F. Gardner Parker	$112,250	$119,269	—	—	—	—	$231,519
Thierry Pilenko	$77,000	$69,052	—	—	—	—	$146,052
John T. Reynolds(2)	$71,000	$78,433	—	—	—	—	$149,433
Steven A. Webster	$68,000	$78,433	—	—	—	—	$146,433

(1)	The amounts in this column reflect the dollar amount recognized with respect to restricted stock awards for financial statement reporting purposes for 2007 in accordance with SFAS No. 123(R), which also equals the grant date fair value computed in accordance with SFAS No. 123(R). Assumptions used in the calculation of this amount are included in Note 6 to the audited financial statements included in the Form 10-K. The aggregate number of stock awards outstanding at December 31, 2007 were as follows:

(2)	Fees paid to Mr. Bates and Mr. Reynolds were paid to LR Hercules Holdings, LP.

Stock
Name	Awards

Thomas N. Amonett	10,308
Thomas R. Bates, Jr.	3,000
Suzanne V. Baer	3,000
Thomas M Hamilton	10,308
Thomas J. Madonna	3,000
F. Gardner Parker	3,000
Thierry Pilenko	3,000
John T. Reynolds	3,000
Steven A. Webster	3,000

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

(Item 2 on Proxy Card)

Description of the Proposal

In March 2008, the board of directors approved, subject to stockholder approval, the Hercules Offshore, Inc. Employee Stock Purchase Plan. The plan is designed to allow certain eligible employees of our company and designated subsidiaries to voluntarily purchase shares of our common stock on favorable terms, and is designed to qualify for the favorable U.S. tax treatment afforded by Section 423 of the Internal Revenue Code. The board of directors is requesting stockholders to approve the Hercules Offshore, Inc. Employee Stock Purchase Plan.

The following is a summary of the material terms of the plan and is qualified in its entirety by reference to the complete text of the plan, a copy of which is attached to this proxy statement as Appendix B.

Purpose and Eligibility

The purpose of the plan is to provide our eligible employees and employees of our designated subsidiaries with an opportunity to acquire a proprietary interest in our long-term performance and success through the purchase of shares of our common stock at a favorable price from funds accumulated through payroll deductions. Generally, our employees and employees of a subsidiary designated as a participating subsidiary by the board of directors or the compensation committee of our board of directors are eligible to participate in the plan. As of March 13, 2008, approximately 2,700 employees, including all of our executive officers, except Mr. Pellegrin, would be eligible to participate in the plan.

Shares Available

Up to 1,500,000 shares of our common stock may be purchased under the plan. The number of shares reserved under the plan may be adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other increase or decrease in the number of shares effected without our receipt of consideration.

Term

The plan was adopted as of March 13, 2008 and will be effective upon stockholder approval. There is no limit on the term of the plan.

Participation

For each purchase period under the plan, participants may contribute no more than 20% of their eligible compensation as defined in the plan, provided that the shares purchased under the plan may not exceed maximum share limitation described below. Participation in the plan is at the discretion of each employee. Accordingly, the dollar value and number of shares that may be purchased is not determinable.

Purchase of Shares

The purchase price for shares under the plan will be 85% of the lesser of (1) the fair market value of a share of our common stock on the first day of a designated purchase period, which will generally be a one-year purchase period but may be for such other period (not to exceed 27 months) as may be specified by the compensation committee, or (2) the fair market value of a share of our common stock on the last day of the purchase period. Unless a participant elects otherwise, the dollar amount in the participant’s account at the end of the purchase period is used to purchase as many whole shares of common stock as the funds in his or her account will allow, subject to the maximum share limitation. No interest or other earnings will accrue on a participant’s contributions to the plan or be payable to a participant upon any payment to or withdrawal by that participant of funds from his or her account.

Maximum Share Limitation

A participant may not accrue the right to purchase more than $25,000 of our common stock in any calendar year. For the purpose of applying this limit, our stock is valued at the beginning of each offering period, and a maximum number of shares that may be purchased is determined as of such date. Any participant’s contributions above these limits will be returned to the participant, without interest, rather than used to purchase shares under the plan.

Administration and Amendment

The board of directors may amend or terminate the plan at any time, subject to the approval of our stockholders if required under Section 423 of the Internal Revenue Code or any other applicable law or regulation. The compensation committee, a committee whose members are appointed by our board of directors or another committee of our board of directors, will administer and interpret the plan.

Termination of Employment

If the employment of a participant in the plan is terminated for any reason, then that employee’s participation in the plan automatically terminates as of the date of termination of employment.

Certain U.S. Federal Income Tax Consequences

The following is a summary of the general rules of present U.S. federal income tax law relating to the tax treatment of the common stock issued under the plan. The discussion is general in nature and does not take into account a number of considerations that may apply based on the circumstances of a particular participant under the plan, including the possibility that a participant may not be subject to U.S. federal income taxation. The plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The participant is not subject to income tax when shares are purchased under the plan, even though they are purchased at a discount.

If the participant sells shares acquired under the plan more than two years from the first trading day of the offering period (the “grant date”) and more than one year from the last trading day of the offering period (the “purchase date”), with this period referred to as the “holding period,” at a price in excess of the purchase price paid for the shares, generally, the gain on the sale of the shares will be taxed to the participant as:

•	ordinary income in the amount equal to the lesser of:

(1) the excess of the fair market value of the shares on the grant date over the purchase price; or

(2) the excess of the amount realized from the sale of the shares over the purchase price; and

•	long-term capital gain in the amount equal to the gain realized from the sale of the shares in excess of ordinary income (as described above).

The amount that is ordinary income is added to the participant’s basis in the shares for purposes of determining the amount of long-term capital gain.

If the participant sells shares acquired under the plan after the holding period at a price less than the purchase price paid for the shares, generally, the participant’s loss on the sale will be treated as a long-term capital loss.

If the participant’s death occurs while holding shares purchased under the plan, the participant will realize ordinary income in the year of death as if the shares had been disposed of after satisfying the holding period.

We are not entitled to any deduction for federal income tax purposes for shares sold after the holding period, whether at a gain or a loss.

If the participant sells shares before the end of the holding period, which is referred to as a “disqualifying disposition,” then the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the purchase date. In addition, we will be entitled to a corresponding deduction for federal income tax purposes.

If the participant makes a disqualifying disposition at a price in excess of the purchase price paid for the shares, the participant will recognize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the purchase date.

Alternatively, if the participant makes a disqualifying disposition at a price less than the fair market value of the shares on the purchase date, the participant will recognize a capital loss in an amount equal to the difference between the fair market value of the shares on the purchase date and the selling price of the shares.

We will not receive a deduction for federal income tax purposes with respect to any capital gain the participant recognizes as the result of making a disqualifying disposition.

Board Recommendation

Our board recommends that stockholders vote FOR the approval of the Hercules Offshore, Inc. Employee Stock Purchase Plan.

Equity Compensation Plan Information

The following table sets forth information about our common stock that may be issued under all existing equity compensation plans as of December 31, 2007. The table does not include information regarding our Employee Stock Purchase Plan, which is subject to stockholder approval at the annual meeting.

Number of
	Securities to be	Weighted Average
	Issued upon	Exercise Price of
	Exercise of	Outstanding	Number of Securities
	Outstanding Options,	Options, Warrants	Remaining Available for
Plan Category	Warrants and Rights	and Rights	Future Issuance

Equity compensation plans approved by security holders(1)	2,314,802	$17.39	7,149,216	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,314,802	$17.39	7,149,216

(1)	Consists of the Amended and Restated Hercules Offshore 2004 Long-Term Incentive Plan.

(2)	The securities available for issuance under the Amended and Restated Hercules Offshore 2004 Long-Term Incentive Plan could be issued in the form of stock options, stock awards and stock units.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 3 on Proxy Card)

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008. Although the selection and appointment of an independent registered public accounting firm is not required to be submitted to a vote of stockholders, the board of directors has decided to ask our stockholders to ratify this appointment. Our board recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be given the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions of any stockholders.

Other Matters

On August 3, 2007, the Audit Committee of our board of directors dismissed Grant Thornton LLP as our independent registered public accounting firm. Grant Thornton LLP served as our independent auditors for the years ended December 31, 2006 and 2005, respectively, and the period from inception (July 27, 2004) to December 31, 2004. Grant Thornton LLP’s reports on our consolidated financial statements for 2006 and 2005 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope, or accounting principles, except that the 2006 report included an explanatory paragraph relating to our adoption of Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment.”

During 2006 and 2005 and through August 3, 2007, there were no disagreements between us and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreement in connection with its reports. In addition, none of the “reportable events” described in Item 304(a)(l)(v) of Regulation S-K occurred with respect to us during 2006 and 2005 and from January 1, 2007 through August 3, 2007.

On August 3, 2007, we engaged Ernst & Young LLP to serve as our independent registered public accounting firm for 2007. The decision to appoint Ernst & Young LLP as our independent registered public accounting firm was made by the Audit Committee and was the result of a competitive review process involving several accounting firms.

During 2006 and 2005, and through August 3, 2007, neither we nor anyone on our behalf consulted with Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a “disagreement” described in Item 304(a)(1)(v) or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

Fees Paid to Independent Registered Public Accounting Firm

The following tables set forth the fees for professional audit services rendered by Ernst & Young LLP and Grant Thornton LLP for the audit of our annual financial statements for the years ended December 31, 2007 and 2006, respectively, and the fees billed for other services rendered by Ernst & Young LLP and Grant Thornton LLP, respectively, during those periods.

Ernst & Young LLP

	2007	2006
	(In thousands)

Audit Fees(1)	$1,165.7	N/A
Audit-Related Fees(2)	12.3	N/A
Tax Fees(3)	117.3	N/A
All Other Fees	—	N/A

Total	$1,295.3	N/A

(1)	Audit Fees consisted of fees for audit services, which related to the consolidated audit, quarterly reviews, statutory audits, accounting consultations, subsidiary audits and related matters.

(2)	Audit-Related Fees consisted of fees for consultation related to technical accounting issues and other matters.

(3)	Tax Fees consisted of fees for tax services, which related to services for tax compliance, tax planning, tax advice (including tax return preparation) and refund claims, assistance with tax audits and appeals, and advice related to mergers and acquisitions.

Grant Thornton LLP

	2007	2006
	(In thousands)

Audit Fees(1)	$733.2	$927.5
Audit-Related Fees(2)	45.3	38.5
Tax Fees(3)	28.5	50.1
All Other Fees(4)	6.0	—

Total	$813.0	$1,016.1

(1)	Audit Fees consisted of fees for audit services, which related to the consolidated audit, quarterly reviews, registration statements, comfort letters, statutory audits, accounting consultations, subsidiary audits and related matters.

(2)	Audit-Related Fees consisted of fees for audit-related services, which related to employee benefit plan audits, consultations concerning financial accounting and reporting standards, and internal control assessment and testing beyond the level required as part of the consolidated audit.

(3)	Tax Fees consisted of fees for tax services, which related to services for tax compliance, tax planning, tax advice (including tax return preparation) and refund claims, assistance with tax audits and appeals, and advice related to mergers and acquisitions.

(4)	Other Fees related to TODCO acquisition matters.

Pre-approval Policies and Procedures

Effective November 2005, the audit committee established a policy, which was revised in September 2007, requiring audit committee pre-approval of all audit, review or attest engagements, internal control-related services and permissible nonaudit services, including the fees and terms thereof, to be performed by the independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for nonaudit services described in applicable provisions of the Securities Exchange Act of 1934 and applicable SEC rules. All services provided by our independent registered public accounting firm since November 2005 were pre-approved by the audit committee.

REPORT OF THE AUDIT COMMITTEE

To the Stockholders of
Hercules Offshore, Inc.:

The board of directors of Hercules Offshore, Inc. maintains an audit committee composed of four nonmanagement directors, Ms. Baer and Messrs. Madonna, Parker (Chair) and Reynolds. The board of directors has determined that the audit committee’s current membership satisfies the rules of the SEC and the NASDAQ Global Market that govern audit committees, including the requirements for audit committee member independence set out in the NASDAQ Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934.

The audit committee oversees Hercules Offshore’s accounting and financial reporting processes on behalf of the entire board of directors. Management has the primary responsibility for Hercules Offshore’s financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the audit committee are to select, compensate and retain Hercules Offshore’s independent registered public accounting firm (including review and approval of the terms of engagement and fees), to review with management and that firm Hercules Offshore’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and approve this report, and to assist the board of directors with oversight of the following:

•	the integrity of Hercules Offshore’s financial statements;

•	the qualifications, performance and independence of Hercules Offshore’s independent auditors; and

•	the effectiveness of the company’s system of internal controls.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with management of Hercules Offshore.

The audit committee reviewed and discussed with Hercules Offshore’s independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the audit committee has discussed with Hercules Offshore’s independent registered public accounting firm that firm’s independence from management and Hercules Offshore, and received a written statement from the firm required by the Independence Standards Board Standard No. 1.

The audit committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Hercules Offshore’s internal controls and the overall quality of Hercules Offshore’s financial reporting. The audit committee met ten times in 2007.

In reliance on the reviews and discussions referred to above, and such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in Hercules Offshore’s annual report on Form 10-K for the year ended December 31, 2007 for filing with the SEC. The audit committee also determined that the provision of services other than audit services rendered by Ernst & Young LLP was compatible with maintaining Ernst & Young LLP’s independence.

AUDIT COMMITTEE

F. Gardner Parker, Chairman
Suzanne V. Baer
Thomas J. Madonna
John T. Reynolds
March 13, 2008

APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING
(Item 4 on Proxy Card)

We are asking our stockholders to vote on a proposal to adjourn the annual meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies. Our board recommends that stockholders vote FOR the approval of the proposal.

RELATED PARTY TRANSACTIONS, STOCKHOLDER PROPOSALS AND OTHER MATTERS

Certain Relationships and Related Party Transactions

We require that all transactions with related persons (as contemplated by Item 404 of Regulation S-K) be approved by the audit committee of the board of directors, in compliance with the charter of that committee and with our Policy Regarding Covered Transactions with Related Persons. In approving a transaction with related parties, the audit committee will consider, among others, the following factors: (1) whether terms or conditions of the transaction are generally available to third parties; (2) the related person’s relationship to us; (3) whether the transaction is in the ordinary course of business; and (4) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director has a relationship. Our Code of Business Conduct and Ethics and our Corporate Governance Guidelines prohibit actual or apparent conflicts of interest between the interest of any of our directors or officers, on the one hand, and our company or our stockholders, on the other hand. The guidelines require that any actual or apparent conflict of interest be reported to the chairman of the audit committee for evaluation. The audit committee, with the assistance of our general counsel, is responsible for evaluating conflicts of interest.

We entered into a registration rights agreement with the members of our company at the time of our conversion to a Delaware corporation. Under the agreement, holders of at least 25% of the registrable securities subject to the agreement may require us to file a registration statement under the Securities Act of 1933 to register the sale of shares of our common stock, subject to certain limitations, including that the reasonably anticipated gross proceeds must be at least $15.0 million. These stockholders may request a total of three of these “demand” registrations and only one in any six-month period. These holders also have the right to cause us to register their registrable securities on Form S-3 if the reasonably anticipated gross proceeds would be at least $10.0 million. In addition, if we propose to register securities under the Securities Act, then the holders who are party to the agreement will have “piggy-back” registration rights, subject to quantity limitations determined by underwriters if the offering involves an underwriting, to request that we register their registrable securities. There is no limit to the number of these “piggy-back” registrations in which these holders may request their shares be included. We generally will bear the registration expenses incurred in connection with registrations. We have agreed to indemnify these stockholders against certain liabilities, including liabilities under the Securities Act, in connection with any registration effected under the agreement. These registration rights will terminate at the earlier of (a) seven years from the closing date of our initial public offering or (b) with respect to any holder, the date that all registrable securities held by that holder may be sold in a three-month period without registration under Rule 144 of the Securities Act and those registrable securities then represent less than one-percent of all outstanding shares of our capital stock.

Stockholder Proposals for the 2009 Annual Meeting

Rule l4a-8 under the Securities Exchange Act of 1934 addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule l4a-8, proposals that stockholders intend to have included in our proxy statement for the 2009 annual meeting of stockholders should be received by our corporate secretary no later than November 19, 2008.

If a stockholder desires to bring a matter before our annual meeting and the matter is submitted outside the process of Rule 14a-8, including with respect to nominations for election as directors, the stockholder must follow the procedures set forth in our bylaws. Our bylaws provide generally that stockholder proposals and director nominations to be considered at an annual meeting may be made by a stockholder only if (1) the stockholder is a stockholder of record and is entitled to vote at the meeting, and (2) the stockholder gives timely written notice of the matter to our corporate secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the first annual anniversary of the prior year’s annual meeting of stockholders. However, if the date of the annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which we first publicly announce the date of such meeting. Under our bylaws, notice with respect to the 2009 annual meeting of stockholders must be received by our corporate secretary no earlier than December 24, 2008 and no later than January 23, 2009. The notice must set forth the information required by the provisions of our bylaws dealing with stockholder proposals and nominations of directors.

All notices should be directed to Corporate Secretary, Hercules Offshore, Inc., 9 Greenway Plaza, Suite 2200, Houston, Texas 77046, Attention: Stockholder Notices. Under current SEC rules, we are not required to include in our proxy statement any director nominated by a stockholder using this process. If we choose not to include such a nominee, the stockholder will be required to distribute its own proxy materials in connection with its solicitation of proxies with respect to that nominee.

Discretionary Voting of Proxies on Other Matters

Management does not intend to bring before the annual meeting any matters other than those disclosed in the notice of annual meeting of stockholders attached to this proxy statement, and it does not know of any business that persons other than management intend to present at the meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment.

Householding

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any beneficial stockholder residing at an address of which two or more stockholders reside wishes to receive a separate annual report or proxy statement in the future, or if any beneficial stockholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that stockholder should contact his or her broker or send a request to our corporate secretary at our principal executive offices, 9 Greenway Plaza, Suite 2200, Houston, Texas 77046, telephone number (713) 350-5100. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2007 annual report and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies, including the cost of preparing, printing and mailing the materials used in the solicitation. We have retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies for a fee of $10,000 and the reimbursement of out-of-pocket expenses. Proxies may also be solicited by personal interview, telephone and telegram, and via the Internet by our directors, officers and employees, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held by those persons, and we will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

Additional Information About Hercules Offshore

You can learn more about Hercules Offshore and our operations by visiting our website at www.herculesoffshore.com. Among other information we have provided there, you will find:

•	our corporate governance guidelines;

•	the charters of each of our standing committees of the board;

•	our code of business conduct and ethics;

•	our certificate of incorporation and bylaws;

•	information concerning our business and recent news releases and filings with the SEC; and

•	information concerning our management and board of directors.

For additional information about our company, please refer to our 2007 annual report, which is being mailed with this proxy statement.

HERCULES OFFSHORE, INC.
                    Randall D. Stilley
Chief Executive Officer and President

Houston, Texas
March 14, 2008

Annex A

HERCULES OFFSHORE, INC.
AUDIT COMMITTEE CHARTER

Status

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Hercules Offshore, Inc. (the “Company”).

Purpose

The Committee is appointed by the Board to oversee the accounting and financial reporting processes and audits of the financial statements of the Company and to oversee the Company’s internal control over financial reporting. In addition, pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission (the “SEC”), the Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (any such firm is referred to in this Charter as the Company’s independent auditors).

Responsibilities

The Committee shall have the sole authority to appoint and, when appropriate, replace the Company’s independent auditors and to approve all audit engagement fees and terms. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditors of the Company are ultimately accountable to the Committee and the Board, as opposed to management of the Company, and shall report directly to the Committee. The Committee shall be responsible for overseeing the independence of the independent auditors.

The Committee shall preapprove all audit, review or attest engagements, internal control-related services and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.

The Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

•	Review and discuss with management and the independent auditors the annual audited financial statements, as well as disclosures made in management’s discussion and analysis of financial condition and results of operations in the Company’s Annual Report on Form 10-K.

•	Recommend to the Board whether the Company’s annual audited financial statements and accompanying notes should be included in the Company’s Annual Report on Form 10-K.

•	Review and discuss with management and the independent auditors the Company’s annual report on internal control over financial reporting and the independent auditors’ attestation of the report prior to the filing of the Company’s Annual Report on Form 10-K.

•	Prepare and approve the audit committee report as required by the SEC to be included in the Company’s proxy statement for the annual meeting, and take the actions stated therein (or in the Company’s Annual Report on Form 10-K if required to be included therein).

•	Review and discuss with management and the independent auditors the Company’s quarterly financial statements, as well as disclosures made in management’s discussion and analysis of financial condition and results of operations, prior to the filing of the Company’s Quarterly Reports on Form 10-Q, including any matters provided in Statement on Auditing Standards No. 100 arising in connection with the Company’s quarterly financial statements.

•	Review and discuss with management and the independent auditors:

•	Major issues and judgments (i) regarding accounting principles and financial statement presentations or (ii) otherwise made in connection with the preparation of the Company’s financial statements, including any significant changes in the selection or application of accounting principles, any major issues concerning the adequacy and effectiveness of the Company’s internal control over financial reporting, any special audit steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

•	Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles on the financial statements.

•	Review and discuss with the independent auditors:

•	All critical accounting policies and practices to be used.

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including (1) ramifications of the use of such alternative disclosures and treatments and (2) the treatment preferred by the independent auditors.

•	Other material written communications between the independent auditors and management, such as any management letter, any management representation letter, any reports on observations and recommendations on internal controls, any schedules of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any, and any engagement or independence letters.

•	Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Meet periodically with management to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies.

•	Discuss with the independent auditors the matters required to be communicated by the independent auditors pursuant to Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Standards Board, relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

•	Review the disclosures that the Company’s chief executive officer and chief financial officer make to the Committee and the independent auditors in connection with the certification process for the Company’s Reports on Form 10-K and Form 10-Q concerning any changes in or significant deficiencies or weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Oversight of the Company’s Relationship with the Independent Auditors

•	At least annually, obtain and review a report by the independent auditors describing (i) the independent auditors’ internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. At least annually, obtain and review a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board. Evaluate the independent auditors’ qualifications, performance and independence, including considering whether the independent auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors’ independence, taking into account the opinions of management. Actively engage in a dialogue with the independent auditors with respect to any such disclosed relationships or services that may impact the objectivity and independence of the independent auditors. Take or recommend that the Board take appropriate action to oversee the independence of the independent auditors.

•	Confirm the regular rotation of the audit partners as required by law.

•	Oversee hiring policies for the Company’s employment of the independent auditors’ personnel or former personnel.

•	Review with the independent auditors any communication or consultation between the Company’s audit team and the independent auditors’ national office respecting auditing or accounting issues presented by the engagement.

•	Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

Compliance Oversight Responsibilities

•	Obtain from the independent auditors assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

•	Review with the Company’s legal counsel any legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance policies and the Company’s internal controls and any material reports or inquiries received from regulators or governmental agencies.

Other Matters

•	Review and approve or ratify, when appropriate in accordance with the Company’s policies and procedures, all related person transactions that are required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

•	Meet periodically in separate executive sessions with management (including the chief financial officer and chief accounting officer) and the independent auditors and internal auditors and have such other direct and independent interaction with such persons from time to time, as the members of the Committee deem appropriate.

•	Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

•	Review annually the Committee’s own performance.

Membership and Meetings

The Committee shall be appointed by the Board and shall consist of not fewer than three members of the Board, each of whom shall serve at the discretion of the Board. The Board also shall elect a chairman of the Committee. The Board intends that the members of the Committee meet the independence requirements of the NASDAQ Stock Market and the rules and regulations of the SEC, in each case after giving effect to any applicable phase-in provisions. The Company shall seek to have at least one member of the Committee who is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of SEC Regulation S-K. In addition, each member must be able to read and understand fundamental financial statements, and at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a senior officer with financial oversight responsibilities.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit services, internal control-related services and permissible non-audit services. The Committee also may delegate such preapproval authority to any of its members. The decisions of such subcommittees or members to grant preapprovals shall be reported to the full Committee at each scheduled meeting.

The Committee shall meet as often as the members shall determine to be necessary or appropriate, but at least four times during each year. In addition, the Committee shall make itself available to the independent auditors and the internal auditors of the Company as requested. Reports of meetings of the Committee shall be made to the Board, accompanied by any recommendations to the Board approved by the Committee.

The Committee may adopt such rules and regulations for calling and holding its meetings and for the transaction of business at such meetings as may be necessary or desirable and not inconsistent with the provisions of the bylaws of the Company, this Charter or the Company’s Corporate Governance Guidelines.

Oversight/Reliance

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is also not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s Code of Business Conduct and Ethics. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company’s financial statements or the work of the outside auditors. Absent actual knowledge to the contrary (which shall be promptly reported to the Board), each member of the Committee shall be entitled to assume and rely upon (i) the integrity of those persons and organizations within and outside the Company from which it receives information, and (ii) the accuracy of the financial and other information provided to the Committee by such persons and organizations.

Authority

The Committee shall have the authority to engage and obtain advice and assistance from current or independent legal, accounting or other advisors without seeking approval of the Board. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisors employed by the Committee, and administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

As approved by the Committee and adopted by the Board of Directors on July 11, 2007.

Annex B

HERCULES OFFSHORE, INC.
EMPLOYEE STOCK PURCHASE PLAN

Section 1

PURPOSE

The purpose of the Hercules Offshore, Inc. Employee Stock Purchase Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to acquire a proprietary interest in the Company’s long-term performance and success through the purchase of shares of Common Stock at a price that may be less than the Fair Market Value of the stock on the date of purchase from funds accumulated through payroll deductions.

Section 2

BACKGROUND

The Plan is intended to qualify as an “employee stock purchase plan” under Code Section 423. The Plan will, accordingly, be construed so as to extend and limit participation in a manner within the requirements of that Code section. The terms of the Plan as contained in this document will apply with respect to Purchase Periods beginning on and after the Effective Date.

Section 3

DEFINITIONS

As used in the Plan, the following terms, when capitalized, have the following meanings:

“Board” means the Company’s Board of Directors.

“Business Day” means a day that the Nasdaq Global Market, or such other principal exchange on which the Common Stock is traded, is open for trading.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee described in Section 11.

“Common Stock” means the common stock, par value $.01 per share, of the Company, or any stock into which that common stock may be converted, reclassified or exchanged.

“Company” means Hercules Offshore, Inc., a Delaware corporation, and any successor entity.

“Compensation” means, unless the Committee prescribes a different definition for a particular Purchase Period (a) for salaried Employees, the regular base salary or wages, and commissions, paid by the Company or a Designated Subsidiary for services performed by such Employees which are computed on a weekly, monthly, annual or other comparable basis, before any payroll deductions for taxes or any other purposes; and (b) for hourly Employees, wages paid by the Company or a Designated Subsidiary for services performed by such Employees which are computed on a biweekly or other comparable basis, before any payroll deductions for taxes or any other purposes. However, in the case of both (a) and (b) above, Compensation shall not include overtime, shift premium, bonuses and other special payments, incentive payments, pension, severance pay, foreign service premiums or other foreign assignment uplifts or any other extraordinary compensation, nor Company or Designated Subsidiary contributions to a retirement plan or any other deferred compensation or employee benefit plan or program of the Company or any Designated Subsidiary.

“Contributions” means all amounts contributed by a Participant to the Plan in accordance with Section 6.

“Designated Subsidiary” means a Subsidiary that has been designated by the Board or the Committee as eligible to participate in the Plan as to its eligible Employees.

“Effective Date” means the date of stockholder approval of the Plan.

“Employee” means any person who performs services as an employee for, and who is classified as an employee on the payroll records of, the Company or a Designated Subsidiary.

“Fair Market Value” of a Share means, as of a particular date, (a) if Shares are listed on a national securities exchange, the closing sales price per Share on the consolidated transaction reporting system for the principal national securities exchange on which Shares are listed on that date or, if there has been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if the Shares are not so listed, the mean between the closing bid and asked price on that date or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the NASDAQ Stock Market or, if not reported by the NASDAQ Stock Market, by the National Quotation Bureau Incorporated; or (c) if none of the above is applicable, then such amount as may be determined by the Committee or the Board by the reasonable application of a reasonable valuation methodology taking into consideration in applying its methodology all available information material to the value of the Company.

“Offering Date” means the first Business Day of each Purchase Period.

“Participant” means a participant in the Plan as described in Section 5.

“Payroll Deduction Account” means the bookkeeping account established for a Participant in accordance with Section 6.

“Plan” means the Hercules Offshore, Inc. Employee Stock Purchase Plan, as set forth herein, and as amended and restated from time to time.

“Purchase Date” means the last Business Day of each Purchase Period or such other date as required by administrative operational requirements.

“Purchase Period” means a period of twelve months commencing on January 1 of each calendar year and ending on the following December 31, or such other period as determined by the Committee; provided that in no event may a Purchase Period exceed 27 months. The initial Purchase Period following the Effective Date shall be a short Purchase Period beginning on the date selected by the Committee (but no earlier than the date of effectiveness of the initial registration statement on Form S-8 filed by the Company with respect to the Plan), and ending December 31, 2008.

“Purchase Price” means an amount equal to 85% of the Fair Market Value of a Share on one of the Offering Date or the Purchase Date, whichever is lower.

“Share” means a share of Common Stock, as adjusted in accordance with Section 13.

“Subsidiary” means each corporation in an unbroken chain of corporations beginning or ending with the Company if, on or after the Effective Date, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 4

ELIGIBILITY

(a) Eligible Employees.  Any person who is an Employee as of an Offering Date in a given Purchase Period will be eligible to participate in the Plan for that Purchase Period, subject to the requirements of Section 5 and the limitations imposed by Code Section 423(b). Notwithstanding the foregoing, the Committee may, on a prospective basis, (i) exclude from participation in the Plan any or all Employees whose customary employment is 20 hours per week or less or is not for more than five months in a calendar year, and (ii) impose an eligibility service requirement of up to two years of employment. The Committee may also determine that a designated group of highly compensated employees (within the meaning of Code Section 414(q)) are ineligible to participate in the Plan.

(b) Five Percent Shareholders.  Notwithstanding any other provision of the Plan, no Employee will be eligible to participate in the Plan if the Employee (or any other person whose stock would be attributed to the Employee pursuant to Code Section 424(d)) owns an amount of capital stock of the Company and/or holds outstanding options to purchase stock which equals or exceeds five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Designated Subsidiary.

Section 5

PARTICIPATION

An Employee may elect to become a Participant in the Plan by completing such enrollment documents as are provided by the Committee or its designee, including where applicable a payroll deduction authorization form, and submitting them to the Committee or its designee in accordance with the administrative requirements and any limitations established by the Committee. The enrollment documents will set forth the amount of the Participant’s Contributions, which may be established as a percentage of the Participant’s Compensation or a specific dollar amount; provided, however, in no event shall a Participant’s Contributions exceed twenty percent (20%) (or such other percentage as may be established by the Committee from time to time) of the Participant’s Compensation. Contributions to the Plan may be also subject to such other limits designated by the Committee, including any minimum Contribution amount or percentage.

The Plan is a discretionary plan. Participation by any Employee is purely voluntary. Participation in the Plan with respect to any Purchase Period shall not entitle any Participant to participate with respect to any other Purchase Period.

Section 6

CONTRIBUTIONS

(a) Payroll Deductions.  A Participant’s Contributions with respect to a Purchase Period will begin on the first payroll paid following the Offering Date of said Purchase Period and will end on the last payroll paid on or before the Purchase Date of said Purchase Period, unless the Participant elects to withdraw from the Plan as provided in Section 9. A Participant’s enrollment documents will remain in effect for successive Purchase Periods unless the Participant elects to withdraw from the Plan as provided in Section 9, or timely submits new enrollment documents (or other required administrative action) to change the rate of payroll deductions for a subsequent Purchase Period in accordance with rules established by the Committee.

(b) Payroll Deduction Account.  For each payroll for which the Participant has elected to make Contributions to the Plan by means of payroll deduction or otherwise (as approved by the Committee), the Committee will credit the amount of each Participant’s Contributions to the Participant’s Payroll Deduction Account. A Participant may not make any additional payments to the Participant’s Payroll Deduction Account, except as expressly provided in the Plan or as authorized by the Committee.

(c) Changes to Payroll Deductions.  A Participant may elect to increase or decrease the rate of contribution twice each Purchase Period (other than during the enrollment period for an upcoming Purchase Period) in the manner prescribed by the Committee (but in no event may such increase or decrease be made later than 15 days (or such other time period established by the Committee) prior to the end of the Purchase Period). The increase or decrease will be effective as soon as administratively feasible after the election is made in the manner prescribed by the Committee.

(d) Continued Contributions and Participation.  So long as a Participant remains an Employee of the Company or a Designated Subsidiary, Contributions shall continue in effect from Purchase Period to Purchase Period, unless: (i) at least 15 days (or such other time period established by the Committee) prior to the first day of the next succeeding Purchase Period the Participant elects a different Contribution in accordance with procedures established by the Committee; or (ii) the Participant withdraws from the Plan in accordance with Section 9 or terminates employment in accordance with Section 10 hereof.

(e) No Interest.  No interest or other earnings will accrue on a Participant’s Contributions to the Plan or be payable to a Participant upon any payment to or withdrawal by such Participant of funds from such Participant’s Payroll Deduction Account.

(f) Non-U.S. Contributions.  In countries where payroll deductions are not permissible or feasible, the Committee may, in its sole discretion, permit an Employee to participate in the Plan by alternative means. Except as otherwise specified by the Committee, Contributions (including payroll deductions) made with respect to Employees paid in currencies other than U.S. dollars will be accumulated in local currency and converted to U.S. dollars as of the Purchase Date.

Section 7

STOCK PURCHASES

(a) Automatic Purchase.  Effective as of the close of business on each Purchase Date, but subject to the limitations of Section 8, each Participant will be deemed, without further action, to have automatically purchased the number of whole Shares that the Participant’s Payroll Deduction Account balance can purchase at the Purchase Price on that Purchase Date and such Shares will be considered to be issued and outstanding. Except as otherwise specified by the Committee, any amounts that are not sufficient to purchase a whole Share will be (i) retained in the Participant’s Payroll Deduction Account for the subsequent Purchase Period or (ii) returned to the each Participant who is not eligible or has elected not to participate in the following Purchase Period.

(b) Delivery of Shares.  Purchased Shares shall be credited in book entry form as soon as practicable after each Purchase Date to an account administered by a designated custodian, bank or financial institution. At any time, a Participant may request issuance of a stock certificate representing all or a portion of the Shares (in a whole number) held in such Participant’s account; provided, however, that the Committee may require that Shares be retained by the account administrator for a specified period of time and may restrict dispositions during that period, and the Committee may establish other procedures to permit tracking of disqualifying dispositions of the Shares or to restrict transfer of the Shares. A Participant shall not be permitted to pledge, transfer, or sell Shares until they are issued in certificate form or book entry, except as otherwise permitted by the Committee and subject to the Company’s policies regarding securities trading.

(c) Notice Restrictions.  The Committee may require, as a condition of participation in the Plan, that each Participant agree to notify the Company if the Participant sells or otherwise disposes of any Shares within two years of the Offering Date or one year of the Purchase Date for the Purchase Period in which the Shares were purchased.

(d) Shareholder Rights.  A Participant will have no interest or voting right in a Share until a Share has been purchased on the Participant’s behalf under the Plan.

Section 8

LIMITATION ON PURCHASES

(a) Limitations on Aggregate Shares Available During a Purchase Period.  With respect to each Purchase Period, the Committee, at its discretion, may specify the maximum number of Shares that may be purchased or such other limitations that it may deem appropriate, subject to the aggregate number of Shares authorized under Section 12 of this Plan. If the number of Shares to be purchased on a Purchase Date exceeds the number of Shares available for purchase under the Plan, the Shares purchased on such Purchase Date shall be reduced to an amount determined by the Committee not to exceed the number of Shares so available for purchase and shall be allocated by the Committee pro rata among the Participants in the Purchase Period in proportion to the relative amounts credited to their accounts. Any amounts not thereby applied to the purchase of Shares under the Plan shall be refunded to the Participants after the end of the Purchase Period, without interest.

(b) Limitations on Participant Purchases.  Participant purchases are subject to the following limitations:

(1) Purchase Period Limitation.  Subject to the calendar year limits provided in (2) below, the maximum number of Shares that a Participant will have the right to purchase in any Purchase Period will be determined by dividing (i) $25,000 by (ii) the Fair Market Value of one Share on the Offering Date for such Purchase Period.

(2) Calendar Year Limitation.  No right to purchase Shares under the Plan will be granted to an Employee if such right, when combined with all other rights and options granted under all of the Code Section 423 employee stock purchase plans of the Company, its Subsidiaries or any parent corporation (within the meaning of Code Section 424(e)), would permit the Employee to purchase Shares with a Fair Market Value (determined at the time the right or option is granted) in excess of $25,000 for each calendar year in which the right or option is outstanding at any time, determined in accordance with Code Section 423(b)(8).

(c) Refunds.  As of the first Purchase Date on which this Section 8 limits a Participant’s ability to purchase Shares, the Participant’s payroll deductions will terminate, and the unused balance (i) will remain in the Participant’s Payroll Deduction Account or (ii) if such Participant is not eligible or has elected not to participate in the following Purchase Period, will be returned to such Participant without interest.

Section 9

WITHDRAWAL FROM PARTICIPATION

Subject to the Company’s policies regarding securities trading, a Participant may cease participation in a Purchase Period at any time prior to the Purchase Date and withdraw all, but not less than all, of the Contributions credited to the Participant’s Payroll Deduction Account by providing at least 15 days’ prior written notice in the form and manner prescribed by the Committee. Partial cash withdrawals shall not be permitted. If a Participant elects to withdraw, the Participant may not make any further Contributions to the Plan for the purchase of Shares during that Purchase Period. A Participant’s voluntary withdrawal during a Purchase Period will not have any effect upon the Participant’s eligibility to participate in the Plan during a subsequent Purchase Period.

Section 10

EMPLOYMENT TERMINATION

(a) In General.  If a Participant’s employment with the Company or a Designated Subsidiary terminates for any reason, the Participant will cease to participate in the Plan and the Company or its designee will refund the balance in the Participant’s Payroll Deduction Account without interest.

(b) Leaves of Absence.  The Committee may establish administrative policies regarding a Participant’s rights to continue to participate in the Plan in the event of such Participant’s leave of absence.

(c) Stock Certificate.  In the event of a Participant’s termination of employment for any reason, a stock certificate representing all of the Shares (in a whole number) held in such Participant’s account will be issued to the Participant, or in the event of his death or incapacity, his legal representative, as soon as administratively practicable.

Section 11

PLAN ADMINISTRATION

The Plan will be administered by the Committee, which will be appointed by the Board. The Committee will initially be the Compensation Committee of the Board unless and until the Board appoints another committee to administer the Plan; provided, however, that such committee shall satisfy the independence requirements under Section 16 of the Securities Exchange Act of 1934, as amended, and as prescribed by any stock exchange on which the Common Stock is listed.

Subject to the express provisions of the Plan, the Committee will have the discretionary authority to interpret the Plan; to take any actions necessary to implement the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable in administering the Plan. All such determinations will be final and binding upon all persons. The Committee may request advice or assistance or employ or designate such other persons as are necessary for proper administration of the Plan.

To the fullest extent permitted by law, the Company shall indemnify and hold harmless any member of the Board or any Committee and other individuals performing services on behalf of the Committee, against any liability, cost or expense arising as a result of any claim asserted by any person or entity under applicable laws with respect to any action or failure to act of such individuals taken in connection with this Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of such Board member, Committee member or individual.

Section 12

RESERVED SHARES

Subject to adjustments as provided in Section 13, the maximum number of Shares available for purchase under the Plan on or after the Effective Date is 1,500,000 Shares. Shares issued under the Plan may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company.

Section 13

CAPITAL CHANGES

(a) Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the right to purchase Shares covered by a current Purchase Period and the number of Shares which have been authorized for issuance under the Plan for any future Purchase Period, the maximum number of Shares each Participant may purchase each Purchase Period (pursuant to Section 8), as well as the price per Share and the number of Shares covered by each right under the Plan which have not yet been purchased shall be proportionately adjusted, as determined by the Committee, for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Except as expressly provided in the immediately preceding sentence and unless otherwise determined by the Committee, no issuance by the Company of shares of stock of any class, or securities convertible into or exchangeable for shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares hereunder.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Purchase Period then in progress shall be shortened by the Committee’s setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The new Purchase Date selected by the Committee shall be before the date of the Company’s proposed dissolution or liquidation. Each Participant will be notified in writing, at least 10 business days prior to the new Purchase Date or such shorter period as the Committee may determine, that the Purchase Date for the Participant’s right to purchase Shares has been changed to the new Purchase Date and that the applicable number of Shares will automatically be purchased on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 9 hereof.

(c) Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another entity, unless provided otherwise by the Committee each outstanding right to purchase Shares shall be assumed, or an equivalent right to purchase shares substituted, by the successor or resulting entity or a parent or subsidiary of the such entity. In the event that the successor or resulting entity refuses to assume or substitute the right to purchase Shares or if so determined by the Committee, any Purchase Period then in progress shall be shortened by the Committee’s setting a new Purchase Date and any Purchase Period then in progress shall end on the new Purchase Date. The new Purchase Date selected by the Committee shall be before the effective date of such proposed sale, merger or consolidation. Each Participant will be notified in writing at least 10 business days prior to the new Purchase Date or such shorter period as the Committee may determine that the Purchase Date for the Participant’s right to purchase Shares has been changed to the new Purchase Date and that the applicable number of Shares will be purchased automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 9 hereof.

Section 14

AMENDMENT OR TERMINATION OF THE PLAN

The Board in its sole discretion, may suspend or terminate the Plan, or amend the Plan in any respect; provided, however, that the stockholders of the Company must approve any amendment to the extent required by Code Section 423 or the requirements of any stock exchange on which the Common Stock is listed.

The Plan and all rights of Employees under the Plan will terminate: (a) immediately following the Purchase Date on which the number of Shares purchased on such date has been reduced pursuant to Section 8(a), unless otherwise determined by the Board, or (b) at any date at the discretion of the Board. Upon termination of the Plan, each Participant will receive the balance in the Participant’s Payroll Deduction Account, without interest.

Section 15

REGULATORY AND TAX COMPLIANCE; LISTING OF SHARES

The Plan, the grant and exercise of the rights to purchase Shares under the Plan, and the Company’s obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, will be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may be required or desirable. The Plan is intended to comply with Rule 16b-3 under the U.S. Securities Exchange Act of 1934, as amended. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

If at any time the Board or the Committee shall determine that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or reporting system or under any applicable law is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares will be sold, issued or delivered unless and until such listing, registration or qualification shall have been effected or obtained, or otherwise provided for.

Section 16

NON-U.S. JURISDICTIONS

The Committee may, in its sole discretion, adopt such rules or procedures to accommodate the requirements of local laws of non-U.S. jurisdictions, including rules or procedures relating to the handling of payroll deductions, conversion of local currency, payroll taxes and withholding procedures, as the Committee in its sole discretion deems appropriate. The Committee may also adopt rules and procedures different from those set forth in the Plan applicable to Participants who are employed by specific Designated Subsidiaries, subject to the provisions of Section 12, and may where appropriate establish one or more sub-plans for this purpose.

Section 17

MISCELLANEOUS

(a) Nontransferability.  Except by the laws of descent and distribution, no benefit provided hereunder, including a right to purchase Shares, shall be subject to alienation, assignment, or transfer by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature, and any attempted alienation, assignment, attachment, or transfer shall be void and of no effect whatsoever and, upon any such attempt, the benefit shall terminate and be of no force or effect. During a Participant’s lifetime, rights granted to the Participant hereunder shall be exercisable only by the Participant. Shares of Common Stock shall be delivered only to the Participant or, in the event of his death, his properly designated beneficiary entitled to receive the same or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant’s estate.

(b) Tax Withholding.  The Company or any Designated Subsidiary shall have the right to withhold from all payments hereunder any federal, state, local, or non-U.S. income, social insurance, or other taxes that it deems are required by law to be withheld with respect to such payments. If such withholding is insufficient to satisfy such Federal, state, local or non-U.S. taxes, the Participant shall be required to pay to the Company or Designated Subsidiary, as the case may be, such amount required to be withheld or make such other arrangements satisfactory to the Company or such Designated Subsidiary, as the Committee shall determine.

(c) No Employment Right.  Nothing contained in this Plan nor any action taken hereunder shall be construed as giving any right to any individual to be retained as an officer or Employee of the Company or any other employer or subsidiary or affiliate of the Company.

(d) Equal rights and Privileges.  All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of Section 423.

(e) No Rights as Shareholder.  A Participant shall not be considered a shareholder with respect to Shares to be purchased until the Purchase Date. Thus, a Participant shall not have a right to any dividend or distribution on Shares subject to purchase during a Purchase Period.

(f) Relationship to Other Benefits.  It is not intended that any rights or benefits provided under this Plan be considered part of normal or expected compensation for purposes of calculating any severance, redundancy, termination indemnity, end of service awards, pension, retirement, profit sharing, or group insurance plan or similar benefits or payments. No payment under this Plan shall be taken into account in determining any benefits under any severance, redundancy, termination indemnity, end of service awards, pension, retirement, profit sharing, or group insurance plan of the Company or any Designated Subsidiary or subsidiary or affiliate of the Company.

(g) Expenses.  The expenses of implementing and administering this Plan shall be borne by the Company. Any brokerage fees for the subsequent transfer or sale of Shares acquired under this Plan shall be paid by the Participant (or his beneficiary or estate, if applicable).

(h) Titles and Headings.  The titles and headings of the Sections and subsections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

(i) Application of Funds.  All funds received by the Company under the Plan shall constitute general funds of the Company.

(j) Nonexclusivity of Plan.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(k) Duration of Plan.  Notwithstanding any provision in the Plan, no rights to purchase Shares shall be granted hereunder prior to the Effective Date. Following termination of the Plan in accordance with Section 14, the Plan shall remain in effect until all rights granted under the Plan prior to such termination have been exercised or expired, vested or forfeited, and/or otherwise satisfied.

(l) Governing Law.  This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

HERCULES OFFSHORE, INC. 9 Greenway Plaza, Suite 2200 Houston, Texas 77046 NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS To be held on April 23, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints James W. Noe, Lisa W. Rodriguez and Stephen M. Butz, and each of them, proxies of the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Hercules Offshore, Inc. held of record by the undersigned on March 3, 2008, at the Annual Meeting of Stockholders to be held on April 23, 2008 at 10:00 a.m., Houston time, at the InterContinental Hotel, 2222 West Loop South, Houston, Texas, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side.) To vote, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

ANNUAL MEETING OF STOCKHOLDERS OF HERCULES OFFSHORE, INC. April 23, 2008 Please date, sign and mail your proxy card in the envelope provided as soon as possible. ? Please detach along perforated line and mail in the envelope provided. ? THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ? FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL EXCEPT (see FOR ALL NOMINEES instructions below)1. To elect two ? ? ? directors to the class of directors whose term will expire at the 2011 Annual Meeting of Stockholders. NOMINEES O John T. Reynolds O F. Gardner Parker INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ?FOR ABSTAIN AGAINST 2. To approve our ? ? ? Employee Stock Purchase Plan FOR ABSTAIN AGAINST 3. To ratify the ? ? ? appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008 FOR ABSTAIN AGAINST 4. To approve the ? ? ? adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of any of the foregoing proposals. This proxy is revocable. The undersigned hereby revokes any prior proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned. This proxy is solicited on behalf of the Board of Directors. This proxy will be voted in accordance with the instructions specified above and, in the absence of such specifications, will be voted “FOR” all director nominees and “FOR” Proposals 2, 3 and 4. If any other business properly comes before the meeting or any adjournment or postponement thereof, this proxy will be voted in the discretion of the proxies named herein. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. To change the address on your account, please check the box at right ? and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.